Exhibit 99.2

COMMUNITY & SOUTHERN HOLDINGS, INC.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Community & Southern Holdings, Inc.’s (the “Company”) internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s assessment was conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), and included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the regulatory reporting requirements associated with Form FR Y-9C, Form FR Y-9LP, and the Consolidated Reports of Condition and Income. An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and financial statements for regulatory reporting purposes, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of the entity’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate.

Management is responsible for establishing and maintaining effective internal control over financial reporting, including controls over the preparation of regulatory financial statements. Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control—Integrated Framework (1992). Based on that assessment, management concluded that, as of December 31, 2013, the Company’s internal control over financial reporting, including controls over the preparation of regulatory financial statements, is effective based on the criteria established in Internal Control—Integrated Framework (1992).

Management’s assessment of the effectiveness of internal control over financial reporting, including controls over the preparation of regulatory financial statements, as of December 31, 2013, has been audited by PricewaterhouseCoopers, an independent public accounting firm, as stated in their report dated March 25, 2014.

Community & Southern Holdings, Inc.

March 25, 2014

/s/ Patrick M. Frawley
Patrick M. Frawley Chief Executive Officer

/s/ Anthony P. Valduga
Anthony P. Valduga Chief Financial Officer

/s/ James C. Musselwhite
James C. Musselwhite Controller

Report of Independent Auditors

To the Board of Directors and Shareholders

of Community & Southern Holdings, Inc.

We have audited the accompanying consolidated financial statements of Community & Southern Holdings, Inc. and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows for the years then ended. We also have audited the Company’s internal control over financial reporting as of December 31, 2013 based on criteria established in Internal Control – Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, for maintaining internal control over financial reporting including the design, implementation, and maintenance of controls relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to error or fraud, and for its assertion about the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We conducted our audits of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and our audit of internal control over financial reporting in accordance with attestation standards established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects.

An audit of financial statements involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit of internal control over financial reporting involves obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that the audit evidence we obtained is sufficient and appropriate to provide a basis for our opinions.

Definition and Inherent Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of the Company’s internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C). A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and those charged with governance; and (iii) provide reasonable assurance regarding prevention or timely detection and correction of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community & Southern Holdings, Inc. and its subsidiaries at December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control – Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

/s/ PricewaterhouseCoopers LLP

March 25, 2014

Community & Southern Holdings, Inc.

Consolidated Balance Sheets

December 31, 2013 and 2012

(In thousands of dollars, except share data)

	2013	2012
Assets
Cash and due from banks	$217,071	$214,489
Investment securities available-for-sale (amortized cost of $432,945 and $351,815, respectively)	433,037	361,696
Investment securities held-to-maturity (market value of $77,527 and $72,084, respectively)	75,680	66,550
Loans held for sale	1,967	24,146
Loans
Originated	1,358,251	865,937
Acquired (including $377,926 and $511,952 covered under FDIC loss share agreements, respectively)	404,386	547,103
Allowance for loan losses for originated loans	(18,450)	(11,792)
Allowance for loan losses for acquired loans	(12,085)	(18,753)

Loans, net of allowance for loan losses	1,732,102	1,382,495
Premises and equipment	61,962	59,751
Other real estate owned (including $46,999 and $121,524 covered under FDIC loss share agreements, respectively)	47,793	122,826
FDIC loss share receivable	108,267	236,400
Goodwill	11,740	10,028
Other intagible assets	8,554	9,391
Bank owned life insurance	58,999	57,561
Other assets	47,848	33,186

Total assets	$2,805,020	$2,578,519

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Noninterest-bearing	$279,795	$244,437
Interest-bearing	1,960,159	1,764,963

Total deposits	2,239,954	2,009,400
Other borrowings	95,183	111,806
Other liabilities	46,048	43,677

Total liabilities	2,381,185	2,164,883

Shareholders’ equity
Common stock ($0.01 par value; 100,000,000 shares authorized; 36,949,266 shares issued and outstanding as of December 31, 2013 and 2012, respectively)	369	369
Additional paid-in capital	370,139	366,642
Retained earnings	52,617	39,427
Accumulated other comprehensive income	710	7,198

Total shareholders’ equity	423,835	413,636

Total liabilities and shareholders’ equity	$2,805,020	$2,578,519

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Income

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars)

	2013	2012
Interest income
Interest and fees on loans	$124,485	$125,776
Interest and dividends on investment securities	10,042	10,398
Interest on other earning assets	664	667

Total interest income	135,191	136,841
Interest expense
Deposits	11,572	13,653
Other borrowings	1,907	2,157

Total interest expense	13,479	15,810

Net interest income	121,712	121,031
Provision for credit losses for acquired loans	(7,837)	4,665
Provision for credit losses for originated loans	9,043	9,854

Net interest income after provision for credit losses	120,506	106,512

Noninterest income
Service charges on deposit accounts	10,996	10,614
Securities gains, net	2,532	1,440
Gain on acquisitions	—	6,860
FDIC loss share receivable gain (loss)	(7,138)	4,796
Other	10,514	12,722

Total noninterest income	16,904	36,432

Noninterest expense
Salaries and employee benefits	45,375	47,637
Occupancy and equipment expense	11,340	10,541
Expense on loans and other real estate owned	6,135	7,140
Other real estate owned and repossession losses, net	4,715	10,041
Amortization expense	2,309	2,137
FDIC accretion expense	28,222	27,126
Other	22,312	25,847

Total noninterest expense	120,408	130,469

Income before income taxes	17,002	12,475
Income tax expense (benefit)	3,812	(103)

Net income	$13,190	$12,578

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars)

	2013	2012
Net Income	$13,190	$12,578

Components of other comprehensive income / (loss):
Unrealized gains / (losses) on available-for-sale securities arising during period (net of $2,566 and $783 tax, respectively)	(4,691)	1,224
Reclassification adjustment for net gains realized in earnings (net of $861 and $490 tax, respectively)	(1,671)	(950)
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	(126)	(123)

Total other comprehensive income / (loss)	(6,488)	151

Comprehensive income	$6,702	$12,729

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars)

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity
Balance at January 1, 2012	$369	$363,390	$26,849	$7,047	$397,655
Net income	—	—	12,578	—	12,578
Change in accumulated other comprehensive income	—	—	—	151	151
Stock-based compensation expense	—	3,252	—	—	3,252

Balance at December 31, 2012	369	366,642	39,427	7,198	413,636

Net income	—	—	13,190	—	13,190
Change in accumulated other comprehensive income	—	—	—	(6,488)	(6,488)
Stock-based compensation expense	—	3,497	—	—	3,497

Balance at December 31, 2013	$369	$370,139	$52,617	$710	$423,835

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars)

	2013	2012
Cash flows from operating activities
Net income	$13,190	$12,578
Adjustments to reconcile net income to cash provided by operating activities
Net amortization/accretion of premiums and discounts	(55,731)	(80,349)
Provision for credit losses	(1,206)	14,519
Other real estate owned and repossession losses, net	4,715	10,041
Stock-based compensation expense	3,497	3,252
Deferred income tax expense (benefit)	(17,305)	6,636
Depreciation, amortization and accretion	3,109	1,665
Gain on acquisitions	—	(6,860)
Securities gains, net	(2,532)	(1,440)
Net change in loans held for sale	22,179	(21,767)
Net change in FDIC loss share receivable	128,133	126,051
Increase in cash surrender value of bank owned life insurance	(1,437)	(16,700)
Net change in other assets	(14,420)	7,742
Net change in other liabilities	23,025	(11,922)

Net cash provided by operating activities	105,217	43,446

Cash flows from investing activities
Net change in loans held for investment (originations, net of principal repayments)	(317,407)	(323,060)
Purchases of investment securities available-for-sale	(225,698)	(87,992)
Proceeds from maturities and calls of investment securities available-for-sale	99,950	121,166
Proceeds from sales of securities available-for-sale	44,272	93,677
Proceeds from calls and maturities of securities held-to-maturity	1,472	2,082
Purchases of securities held-to-maturity	(10,940)	(6,272)
Purchases of premises and equipment	(3,667)	(9,024)
Disposals of premises and equipment	2,500	631
Other adjustments in other real estate owned	15,734	36,963
Proceeds from sales of other real estate owned	91,857	61,046
Net cash acquired from acquisitions	201,313	86,370

Net cash provided by (used in) investing activities	(100,614)	(24,413)

Cash flows from financing activities
Net change in deposits	12,979	97,917
Proceeds from other borrowings	215,000	—
Repayment of other borrowings	(230,000)	(40,000)

Net cash provided by (used in) financing activities	(2,021)	57,917

Change in cash and due from banks	2,582	76,950
Beginning of period	214,489	137,539

End of period	$217,071	$214,489

Supplemental disclosure of cash flow information
Transfers of loans to other real estate owned	$37,273	$90,530
Cash paid for interest	13,516	16,087
Cash paid for income taxes	15,742	—
Change in unrealized gain on securities available-for-sale	(9,788)	567

The accompanying notes are an integral part of these consolidated financial statements.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

1.	Summary of Significant Accounting Policies and Nature of Business

Community & Southern Holdings, Inc. (the “Company”), headquartered in Atlanta, Georgia, is a registered bank holding company with one banking subsidiary: Community & Southern Bank (“CSB”) which operates branches throughout the Atlanta, Georgia metro area and northern Georgia. CSB is the parent company of CSB Investments, Inc. (“CSB Investments”) and Acru Wealth, LLC (“Acru”). CSB Investments is a Nevada corporation which owns all of the investment securities of the Company. Acru is a Georgia limited liability company acquired on July 20, 2012 in connection with the acquisition of First Cherokee State Bank (“FCSB”). Community & Southern Holdings, Inc. was organized on September 18, 2009, as a Delaware corporation, with no activity until January 29, 2010. CSB was organized as a Georgia-state chartered bank and opened on January 29, 2010. As used herein, “the Company” refers to Community & Southern Holdings, Inc., except where the context requires otherwise.

Nature of Business

CSB offers full-service banking services designed to meet the needs of retail and commercial customers in the markets in which it operates, with a focus on the resolution of assets acquired from the Federal Deposit Insurance Corporation (“FDIC”). The services offered include transaction and savings deposit accounts, commercial and consumer lending, asset management and full-service securities brokerage through a third-party provider and other activities related to commercial banking. Acru historically provided insurance products, trust services and access to various other investment products and services through non-bank affiliated, registered third parties. During 2013, the Company discontinued offering these products and services through Acru and transferred all custody accounts to an outside third party. The Company and CSB are subject to the regulations of certain federal and state agencies and are periodically examined by those regulatory agencies.

Basis of Presentation and Consolidation

The accounting and reporting policies of the Company and its subsidiary are in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and, with regard to the banking subsidiary, conform to general industry practices. All intercompany accounts and transactions have been eliminated in consolidation. Assets and liabilities of purchased companies are stated at estimated fair values at the date of acquisition. Results of operations of companies purchased are included from the date of acquisition. Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change include:

•	Determination of the allowance for loan losses, reserve for unfunded lending commitments, and provision for credit losses

•	Income taxes

•	Determination of fair values of acquired assets and liabilities

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

•	Loss estimates related to acquired loans and other real estate owned (“OREO”)

•	Goodwill and other intangible assets, including assessment of impairment

•	Valuation of OREO

Cash and Due from Banks

Cash and due from banks includes cash on hand, interest-bearing demand deposits in other banks and amounts due from banks. Cash on hand is defined as having maturities of three months or less, and accordingly, the carrying amount of these instruments is deemed to be a reasonable estimate of fair value.

The Company is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank to meet regulatory reserve and clearing requirements.

Investment Securities

The Company classifies debt and equity securities into three categories: trading, held-to-maturity and available-for-sale.

Management determines the appropriate classification of investment securities at the time of purchase. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are carried at amortized cost.

Securities classified as trading are held principally for resale in the near term and are recorded at fair value. Gains or losses, either unrealized or realized, are reported in noninterest income. At December 31, 2013 and 2012, the Company had no investment securities classified as trading.

Investment securities not classified as either held-to-maturity or trading are classified as available-for-sale. Investment securities available-for-sale are stated at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of accumulated other comprehensive income in the Consolidated Statements of Comprehensive Income.

The amortized cost of debt securities classified as either held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is considered an adjustment to yield on the security and included in interest income from investments. Interest and dividends are included in interest and dividends on investment securities in the Consolidated Statements of Income.

Gains and losses realized from the sales of investment securities are determined by specific identification and are included in noninterest income. Available-for-sale and held-to-maturity securities are reviewed quarterly for potential impairment. The Company determines whether it has the intent to sell a debt security or whether it is more likely than not it will be required to sell the debt security before the recovery of its amortized cost basis. If either condition is met, the Company will recognize an impairment loss necessary to reduce the carrying value of the debt security to fair value. For all other debt securities for which the Company does not expect to recover the entire amortized cost basis of the security and do not meet either condition, an other-than-temporary loss is considered to have occurred and the Company records the credit loss portion of impairment in earnings and the impairment related to all other factors in other comprehensive income/(loss).

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Loans Held for Sale

Loans held for sale are residential mortgage loans, secured by single family residential dwellings, newly originated for the purpose of sale to third parties. Loans held for sale are measured at the lower of cost or fair value. Origination fees and costs for loans held for sale are capitalized in the basis of the loan and are included in the calculation of realized gains and losses upon sale.

Originated Loans

Loans that the Company has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at the principal balance outstanding. Loan origination and commitment fees received and certain direct loan origination costs paid are deferred and the net amount is amortized as an adjustment to the related loan’s yield using the effective interest method. All loan types are placed on nonaccrual status when it is probable that principal or interest is not fully collectible, or when principal or interest becomes 90 days past due, whichever occurs first. Certain loans past due 90 days or more may remain in accrual status if management determines that it does not have a concern over the collectability of principal or interest. Loans of all types which become 90 days delinquent are reviewed for collectability. Unless such loans are in the process of modification, collection through repossession or foreclosure, those loans deemed uncollectible are charged off against the allowance for loan losses.

When a loan is placed on nonaccrual, interest income that has been accrued in the current year is reversed. Interest income on nonaccrual loans, if recognized, is recorded after principal on a loan has first been reduced to zero. If and when borrowers demonstrate the sustained ability to repay a loan in accordance with the contractual terms of a loan classified as nonaccrual, the loan may be returned to accrual status.

Acquired Loans (including loans covered under FDIC loss share agreements)

The Company accounts for its acquisitions using the acquisition method of accounting. All identifiable assets acquired, including loans, are recorded at fair value. No allowance for loan losses related to the acquired loans is recorded on the acquisition date as the fair value of the loans acquired incorporates assumptions regarding credit risk. Loans acquired are recorded at fair value, exclusive of any loss share agreements with the FDIC. The fair value assumptions associated with the loans include estimates related to expected prepayments and the amount and timing of undiscounted expected principal, interest and other cash flows.

The Company is accounting for the majority of loans acquired through FDIC assisted transactions under the guidance governing acquired loans with deteriorated credit quality except loans with revolving privileges, which are outside the scope of this guidance. For acquired loans being accounted for as acquired loans with deteriorated credit quality, interest income is recognized through accretion of the difference between the carrying value of the loan pool and the gross expected cash flows, from such pool, on a level-yield basis over the loans’ estimated life. For pools that have no carrying value, income is recognized as cash is received under the cost recovery method.

Acquired loans outside the scope of acquired loans with deteriorated credit quality guidance are accounted for under the guidance related to recognizing discount accretion based upon the acquired loan’s contractual cash flows. Discounts created when the loans were recorded at their estimated fair values at acquisition are ratably amortized over the remaining contractual term of the loan as an adjustment to the related loan’s yield. The accrual of contractual interest income and any unamortized discounts is discontinued when the collection of a loan or interest, in whole or part, is doubtful.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Loans acquired in FDIC-assisted transactions that are initially covered under loss share agreements are referred to as covered loans.

Troubled Debt Restructuring

A restructuring of debt constitutes a troubled debt restructuring (“TDR”) if the Company, for economic or legal reasons related to a borrower’s financial difficulties, grants a concession to a borrower that it would not otherwise consider. That concession either stems from an agreement between the Company and a borrower or is imposed by law or a court.

TDRs are separately identified for impairment disclosures and are measured at the present value of estimated future cash flows using the loan’s effective rate at inception. If a TDR is considered to be a collateral-dependent loan, the loan is reported, net, at the fair value of the collateral.

Modification of loans accounted for within a pool are not subject to TDR guidance and therefore do not result in removal of these loans from the pool even if the modification would otherwise be considered a TDR. Loans accounted for individually under the acquired loans with deteriorated credit quality guidance continue to be subject to the TDR accounting provisions.

Allowance for Loan Losses for Originated Loans

The allowance for loan losses is a valuation account available to absorb probable incurred losses within the loan portfolio. The level of the allowance for loan losses is based upon management’s evaluation of the loan portfolio including such factors as past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, market and economic conditions, borrower’s payment status, internal credit risk ratings and other relevant factors. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Loans are charged off when management believes that the ultimate collectability of the loan is unlikely. Allocation of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, is deemed to be uncollectible.

Management’s determination of the adequacy of the allowance is based upon an assessment of the estimated probable incurred losses in the loan portfolio given the conditions at the time. The allowance is increased by provisions charged to expense and decreased by actual charge-offs, net of recoveries.

The allowance adequacy assessment begins with a process of estimating the probable incurred losses in the loan portfolio. These estimates are established by category and based upon the Company’s internal system of credit risk ratings and historical loss data. The estimate of probable incurred losses in the loan portfolio may then be adjusted for management’s estimate of additional probable incurred losses as a result of specific credit exposures, trends in delinquent and nonaccrual loans, as well as other factors such as prevailing economic conditions, lending strategies and other influencing factors.

The Company considers a loan to be impaired and placed on nonaccrual when, based upon current information and events, it believes it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Management reviews all impaired loans individually to determine if a specific allowance based upon the borrower’s overall financial condition, resources and payment record, support from guarantors and the realizable value of any collateral is necessary. Specific allowances are based upon

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

discounted cash flows using a loan’s initial effective interest rate or the fair value of the collateral for collateral dependent loans. If the recorded investment in the impaired loan exceeds its fair value, a valuation allowance is required as a component of the allowance for loan losses. Interest income for impaired, nonaccruing, loans is recorded on a cash basis during the period the loans are considered impaired after recovery of principal.

Reserve for Unfunded Lending Commitments

The Company also estimates probable incurred losses related to unfunded lending commitments, such as letters of credit and binding unfunded loan commitments. Unfunded lending commitments are analyzed and segregated by risk similar to funded loans based upon the Company’s internal credit risk ratings. These risk classifications, in combination with an analysis of historical loss experience, existing economic conditions, and any other pertinent information, result in the estimation of the reserve for unfunded lending commitments. The unfunded commitment reserve is reported in the Consolidated Balance Sheets within other liabilities while the change in the reserve is reported within the provision for credit losses for originated loans within the Consolidated Statements of Income.

Allowance for Loan Losses for Acquired Loans (including loans covered under FDIC loss share agreements)

The Company also maintains an allowance for loan losses on acquired loans. For purposes of applying the guidance for acquired loans with deteriorated credit quality, the Company groups acquired loans into pools based upon common risk characteristics and periodically re-estimates expected cash flows. Estimated fair values for acquired loans are based upon a discounted cash flows methodology that considers various factors including the type of loan, collateral, credit quality, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and a discount rate reflecting effective yield of the pool. These cash flow evaluations are inherently subjective as they require material estimates, all of which may be susceptible to significant change in future periods.

A decline in gross expected cash flows for a pool of loans results in impairment and is recorded as provision for credit losses on acquired loans expense on a discounted basis during the period. Improvement in gross expected cash flows for a pool of loans, once any previously recorded impairment is recaptured, is recognized prospectively as an adjustment to the yield on the loans in the pool. The estimated reimbursement on covered loan losses due from the FDIC under loss share agreements resulting from changes to loan impairment is recorded as both an FDIC loss share receivable gain and an increase to the FDIC loss share receivable at the time loan impairment is recognized.

Charge-offs on acquired loans accounted for under the guidance of acquired loans with deteriorated credit quality are first applied to purchase discount until exhausted. Subsequent charge-offs are applied to the allowance for loan losses.

For acquired loans outside the scope of acquired loans with deteriorated credit quality guidance, an allowance for loan losses is measured using a similar methodology to the originated portfolio. The allowance for loan losses is recorded once the incurred credit losses exceed remaining purchase discount.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed by the straight-line method and are expensed over the estimated useful lives of the assets, which range from 25 to 50 years for premises and 3 to 10 years for furniture, software and equipment.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Leasehold improvements are amortized over the terms of the respective leases or the useful lives of the improvements, whichever is shorter. Gains and losses on dispositions are recorded in other noninterest income. Premises and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. Maintenance and repairs are charged to occupancy and equipment expense as incurred.

OREO

OREO includes assets that have been acquired in satisfaction of debt through foreclosure. OREO is recorded at the lower of cost or fair value, minus estimated costs to sell. Subsequent to foreclosure, losses resulting from the periodic revaluation of the property are charged to net income and a new carrying value is established. Any gains or losses realized at the time of disposal are reflected in the Consolidated Statements of Income.

FDIC Loss Share Receivable

The FDIC loss share receivable results from loss share agreements in FDIC-assisted transactions which are measured separately from the related covered assets as they are not contractually embedded in those assets and are not transferable should the Company choose to dispose of the covered assets. The FDIC loss share receivable represents expected reimbursements from the FDIC for losses on covered assets.

Pursuant to the terms of the loss share agreements, covered assets are subject to a stated loss threshold or loss tranches, as outlined in each loss share agreement, whereby the FDIC will reimburse the Company for certain losses in accordance with each respective loss share agreement. The Company will reimburse the FDIC for its share of recoveries with respect to losses for which the FDIC paid the Company a reimbursement under the loss share agreement. The FDIC’s obligation to reimburse the Company for losses with respect to covered assets begins with the first dollar of loss incurred.

The FDIC loss share receivable was recorded at its estimated fair value at the time each FDIC-assisted transaction was consummated. Subsequent accounting for the FDIC loss share receivable is closely related to the accounting for the underlying, covered assets and is treated as an indemnification asset under the guidance for identifiable assets and liabilities in a business combination. The Company re-estimates the gross expected indemnification asset cash flows in conjunction with the periodic re-estimation of cash flows on covered loans accounted for under the guidance related to acquired loans with deteriorated credit quality. Improvements in cash flow expectations on covered loans generally result in a related decline in the expected indemnification cash flows. The resultant decrease in the value of the FDIC loss share receivable is reflected as an adjustment to its level-yield basis amortization over the lesser of the contractual term of the indemnification agreement and the remaining life of the indemnified assets. Conversely, declines in gross cash flow expectations on covered loans generally result in an increase in expected indemnification cash flows. The resultant increase in the value of the FDIC loss share receivable is reflected immediately in earnings to the extent that a previously recorded valuation allowance is reversed; otherwise, the increase in the value of the FDIC loss share receivable is reflected as an adjustment to its level-yield basis amortization over the lesser of the contractual term of the indemnification agreement and the remaining life of the indemnified assets. For covered OREO, additional FDIC loss share receivable may be established as subsequent write-downs to OREO occur or as gains and losses on sales of OREO are recognized.

Goodwill and Other Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. Goodwill is not amortized but tested for impairment on an annual basis, or more often, if events or

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

circumstances indicate there may be impairment. Goodwill impairment exists when a reporting unit’s carrying value of goodwill exceeds its implied fair value, which is determined through a two-step impairment test. As described in Recent Accounting Pronouncements, new guidance governing the testing of indefinite lived intangible assets for impairment allows the option to first assess Goodwill by utilizing qualitative factors in determining if it is more likely than not that carrying value exceeds fair value. If, through this analysis, it is determined that it is more likely than not that carrying value exceeds fair value, then the next step, referred to as Step 1, requires estimation of the fair value of the reporting unit. If the fair value of the reporting unit exceeds its carrying value, no further testing is required. If the carrying value exceeds the fair value, further analysis is required to determine whether an impairment charge must be recorded based upon the implied fair value of goodwill and, if so, the amount of such charge. A qualitative assessment was performed on the Company’s one reporting unit as of September 30, 2013. Qualitative factors indicated that it was more likely than not that the fair value of the Company’s goodwill exceeded its carrying value. As such, Step 1 testing was not required. Additionally, no triggering events were identified since the analysis performed on September 30, 2013.

As a result of the Company’s acquisitions, identifiable intangible assets were recorded representing the estimated value of core deposits assumed. These intangible assets are amortized over their estimated useful lives, which are periodically reviewed for reasonableness and are evaluated for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable.

Bank Owned Life Insurance

Bank Owned Life Insurance (“BOLI”) is long-term life insurance on the lives of certain employees where the insurance policy benefits and ownership are retained by the employer. To date, the Company has purchased life insurance policies on certain senior officers. BOLI is recorded at the cash surrender value that can be adjusted for charges due at settlement at the balance sheet date. The cash value accumulation on BOLI is permanently tax deferred if the policy is held to the insured person’s death.

Other Assets

Other assets include investments in the Federal Home Loan Bank of Atlanta (“FHLBA”) stock, prepaid expenses, net tax assets (current and deferred), and accrued interest receivable. The FHLBA requires member banks to purchase stock as a condition of membership and other criteria including the amount of advances outstanding. FHLBA stock is generally redeemable based upon guidelines established by the issuing bank. The investments in FHLBA stock are reported at cost and evaluated for impairment based upon the ultimate recoverability of the par value. Prepaid expenses are payments made by the Company for services to be received in the near future. While the Company initially records these as assets, their value is expensed, as incurred, when the benefit is received. Accrued interest represents the interest that has been earned from a borrowers’ loan or investment securities but not yet received.

Other Liabilities

Other liabilities include the FDIC Clawback liability, the unfunded commitment reserve, accrued interest on deposits and other payables. The FDIC Clawback liability represents a reimbursement the Company may be required to pay the FDIC if actual losses are less than certain thresholds established in each loss share agreement. Accrued interest on deposits represents interest that has been earned and payable to depositors. Other payables are expenses incurred by the Company for services received that will be paid in the near future.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Income Taxes

Income tax expense is based upon income before income taxes and generally differs from income taxes paid due to deferred income taxes and benefits arising from income and expenses being recognized in different periods for financial and income tax reporting purposes, as well as permanent differences, such as gains on acquisitions. The Company uses the asset and liability method to account for deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the income tax basis of the Company’s assets and liabilities at the effective rates expected to be in effect when such amounts are realized or settled. The Company evaluates the realization of deferred tax assets based upon all positive and negative evidence available at the balance sheet date. Realization of deferred tax assets is based upon the Company’s judgments, including taxable income within any applicable carryback periods, future projected taxable income, reversal of taxable temporary differences and other tax-planning strategies to maximize realization of the deferred tax assets. A valuation allowance is recognized for a deferred tax asset if, based upon the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. In computing the income tax provision or benefit, the Company evaluates the technical merits of its income tax positions based upon current legislative, judicial and regulatory guidance.

The Company continually monitors and evaluates the potential impact of current events on the estimates used to establish income tax expense and income tax liabilities. The Company and its subsidiary file a consolidated federal income tax return and separate state income tax returns based upon current tax law, positions taken by various tax auditors within the jurisdictions that the Company is required to file income tax returns, as well as potential or pending audits or assessments by such tax auditors. If the Company incurs interest and/or penalties related to income tax matters it will report them as a part of income tax expense.

Pension Accounting

The Company maintains an unfunded, noncontributory, nonqualified supplemental executive retirement plan (“SERP”) that covers key executives. The plan provides defined benefits based upon a fixed cash benefits schedule. The Company adopted authoritative guidance for employers’ accounting for pensions which require accounting for the SERP using the actuarial model and requires the recognition of the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability on the Consolidated Balance Sheets.

Other Comprehensive Income

Other comprehensive income is defined as the change in shareholders’ equity during the period from transactions and other events and circumstances from nonowner sources. Accumulated other comprehensive income includes the reclassification for realized gains and losses from securities sales during the period, the unrealized holding gains and losses from investment securities available-for-sale and the amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity.

Stock-based Compensation

The Company grants stock options and other equity awards to purchase its common stock to certain key officers/employees and directors. Stock options are for a fixed number of shares with an exercise price equal to the fair value of the shares at the grant date. Stock-based compensation expense is recognized in the Consolidated Statements of Income on a straight-line basis over the vesting period. In addition, the Company estimates the

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

number of awards for which vesting is probable and adjusts compensation cost accordingly. As compensation expense is recognized, a deferred tax asset is recorded that represents an estimate of the future tax deduction from exercise. At the time that stock-based awards are exercised, cancelled, or expire, the Company may be required to recognize an adjustment to income tax expense.

Fair Values

US GAAP requires the use of fair values in determining the carrying values of certain assets and liabilities, as well as for specific disclosures. Fair value is defined as the price that would be received to sell an asset or transfer a liability in an orderly transaction between willing market participants at the measurement date. When determining the fair value measurements for assets and liabilities, the Company considers the principal or most advantageous market in which those assets or liabilities are sold and considers assumptions that market participants would use when pricing those assets or liabilities.

Individual fair value estimates are ranked on a three-tiered scale based upon the relative reliability of the inputs used in the valuation. Fair values determined using Level 1 inputs rely on active and observable markets to price identical assets or liabilities. In situations where identical assets and liabilities are not traded in active markets, fair values may be determined based upon Level 2 inputs, which are used when observable data exists for similar assets and liabilities. Fair values for assets and liabilities that are not actively traded in observable markets are based upon Level 3 inputs, which are considered to be unobservable. Certain financial assets and liabilities are eligible for measurement at fair value with changes in fair value recognized in the income statements each period. Upon inception, the Company elected not to measure any assets and liabilities at fair value other than those otherwise required to be measured at fair value.

Acquisitions

US GAAP requires that the acquisition method of accounting be used for all business combinations and an acquirer be identified. The acquirer is the entity that obtains control of one or more businesses in the business combination and the acquisition date is the date the acquirer achieved control. The acquirer recognizes the fair value of assets acquired, liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date. If the fair value of assets purchased exceeded the fair value of liabilities assumed, it results in a “gain on acquisition”. If the consideration given exceeds the fair value of the net assets received, goodwill is recognized. Generally, fair values are subject to refinement for up to one year after the closing date of an acquisition as information relative to closing date fair values becomes available (the “measurement period”). During the measurement period, the Company recognizes adjustments to the initial amounts recorded as if the accounting for the business combination had been completed at the acquisition date. Adjustments are typically recorded as a result of new information received after the acquisition date that is necessary to identify and measure identifiable assets acquired and liabilities assumed.

Operating Segments

Accounting standards require that information be reported about a company’s operating segments using a “management approach.” Reportable segments are identified in these standards as those revenue-producing components for which separate financial information is produced internally and which are subject to evaluation by the chief operating decision maker. While the chief operating decision maker monitors the revenue streams of the various products and services, operations are managed and financial performance is evaluated on a Company-wide basis. Operating segments are aggregated into one as operating results for all segments are similar. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Recent Accounting Pronouncements

In April 2011, the FASB issued ASU 2011-02, Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring Is a Troubled Debt Restructuring. The ASU provides additional guidance to assist creditors in determining whether a modification of a receivable meets the criteria to be considered a TDR, both for purposes of recognizing loan losses and additional disclosures regarding TDRs. A modification of a credit arrangement constitutes a TDR if the debtor is experiencing financial difficulties and the Company grants a concession to the debtor that it would not otherwise consider. The clarifications for classification apply to all restructurings occurring on or after January 1, 2011. The related disclosures, which were previously deferred by ASU 2011-01 are required for annual periods ending on or after December 15, 2012 with early adoption permitted and require that all restructurings occurring after the beginning of the year of adoption be evaluated under the new guidance. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In April 2011, the FASB issued ASU 2011-03, Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements. A repurchase agreement is a transaction in which a company sells financial instruments to a buyer, typically in exchange for cash and simultaneously enters into an agreement to repurchase the same or substantially the same financial instruments from the buyer at a stated price plus accrued interest at a future date. The determination of whether the transaction is accounted for as a sale or a collateralized financing is determined by assessing whether the seller retains effective control of the financial instrument. The ASU changes the assessment of effective control by removing the criterion that requires the seller to have the ability to repurchase or redeem financial assets with substantially the same terms, even in the event of default by the buyer and the collateral maintenance implementation guidance related to that criterion. The guidance is effective for annual periods beginning on or after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in US GAAP and IFRS. Certain provisions clarify the Board’s intent about the application of existing fair value measurement and disclosure requirements, while others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The guidance is to be applied prospectively and is effective for annual periods beginning after December 15, 2011. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In June 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. The ASU requires presentation of the components of comprehensive income in either a continuous statement of comprehensive income or two separate but consecutive statements. The update does not change the items presented in other comprehensive income. The guidance is effective on January 1, 2012 and must be applied retrospectively for all periods presented. The adoption of the guidance did not have a material impact on the Company’s financial condition or results of operations.

In September 2011, the FASB issued ASU 2011-08, Intangibles-Goodwill and Other (Topic 350): Testing Goodwill for Impairment. The ASU amends interim and annual goodwill impairment testing requirements. Under the ASU, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The “more likely than not” threshold is defined as having a likelihood of more than 50 percent. The guidance is effective for

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

annual and interim goodwill impairment tests beginning January 1, 2012 with early adoption permitted. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities and then amended the scope of ASU 2011-11 in January 2013 through the issuance of ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities. The update requires entities to disclose information about offsetting and related arrangements of financial instruments and derivative instruments. The amendments require enhanced disclosures by requiring improved information about financial instruments and derivative instruments that are either (1) offset in accordance with current literature or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with current literature. The guidance is effective for fiscal years beginning on or after January 1, 2013. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In December 2011, the FASB issued ASU 2011-12, Comprehensive Income (Topic 220): Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. The amendments in this update defer those changes in ASU 2011-05 that relate to the presentation of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. All other requirements in ASU 2011-05 are not affected by this update. The amendments are effective for fiscal years ending after December 15, 2012. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite – Lived Intangible Assets for Impairment. The ASU amends the guidance related to testing indefinite-lived intangible assets, other than goodwill, for impairment. The ASU allows for a qualitative assessment in testing an indefinite-lived intangible asset for impairment before calculating the fair value of the asset. If the qualitative assessment determines that it is more likely than not that the asset is impaired, then a quantitative assessment of the fair value of the asset is required; otherwise, the quantitative calculation is not necessary. The guidance is effective January 1, 2013; however, early adoption is permitted. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In October 2012, the FASB issued ASU 2012-06, Business Combinations (Topic 805): Subsequent Accounting for an Indemnification Asset Recognized at the Acquisition Date as a Result of a Government-Assisted Acquisition of a Financial Institution. The amendments in this update clarify the applicable guidance for subsequently measuring an indemnification asset recognized as a result of a government-assisted acquisition of a financial institution. The update provides that changes in cash flows expected to be collected on the indemnification asset arising subsequent to initial recognition as a result of changes in cash flows expected to be collected on the related indemnified assets should be accounted for on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement. The guidance is effective prospectively for fiscal years beginning on or after December 15, 2012. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The new amendment requires companies to present information about reclassification adjustments from accumulated other comprehensive income in a single

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

note or on the face of the financial statements. Additionally, companies are to disclose, by component, reclassifications out of accumulated other comprehensive income and their effects on the respective line items on net income and other disclosures currently required under U.S. GAAP. The guidance is effective prospectively for fiscal years beginning on or after December 15, 2012. The adoption of this guidance did not have a material impact on the Company’s financial condition or results of operations.

2.	Acquisitions

The Company has determined that the acquisitions completed during the years ended December 31, 2013 and 2012 constitute business combinations. Accordingly, assets acquired and liabilities assumed are recorded initially at their acquisition-date fair values. In many cases, the determination of these fair values requires management to make estimates about discount rates, future expected cash flows, market conditions, and other future events that are highly subjective in nature and subject to change.

Estimated fair values are considered preliminary and, in accordance with US GAAP, are subject to change for up to one year after the acquisition date if additional information relative to acquisition-date fair values becomes available. Material adjustments to acquisition-date fair values are recorded in the period in which the acquisition occurs; therefore, previously reported results are subject to change.

On November 8, 2013, the Company purchased Essex Bank’s (“Essex”) Georgia banking franchise, which was comprised of four bank branches located in Loganville, Snellville, Grayson and Covington, Georgia. The table below presents a summary of the assets and liabilities purchased from Essex:

Essex	Carrying Value Acquired	Purchase Adjustments	As Recorded by CSB
Assets
Cash and due from banks	$187,940	$—	$187,940
Other intangible assets	—	1,214	1,214
Premises and equipment	5,174	(43)	5,131
Other assets	191	—	191

Total assets acquired	$193,305	$1,171	$194,476

Liabilities
Deposits
Noninterest-bearing	$15,869	$—	$15,869
Interest-bearing	177,301	192	177,493

Total deposits	193,170	192	193,362
Other liabilities	135	—	135

Total liabilities assumed	$193,305	$192	$193,497

Net identifiable assets acquired			$979
Cash consideration transferred to Essex			(2,569)

Goodwill			$(1,590)

The acquisition of the Essex branches resulted in the recognition of $1,590 in goodwill, which is fully tax-deductible for tax purposes. The goodwill arose primarily as a result of the expected synergies from combining the operations of the Essex branches with the Company.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

On July 20, 2012, the Company purchased substantially all of the assets and assumed substantially all of the deposits and other borrowings of Georgia Trust Bank (“GTB”) from the FDIC, as Receiver of GTB, in order to expand the Company’s banking presence in Georgia. GTB operated two commercial banking branches in north metro Atlanta, Georgia. GTB was placed into receivership with the FDIC upon its closure by the Georgia Department of Banking and Finance.

The Company and the FDIC entered into a loss share agreement regarding future losses incurred on loans and OREO existing at the acquisition date. The FDIC will reimburse the Company for 80 percent of total losses incurred on applicable non-single family loans. The term for loss share on non-single family loans is five years with respect to losses and eight years with respect to loss recoveries.

The Company did not acquire the real estate, banking facilities, furniture and equipment of GTB as of July 20, 2012, but retained the option to purchase these assets at fair market value from the FDIC. The Company completed a review of the former GTB locations and notified the FDIC that it did not intend to purchase any real estate, banking facilities, furniture and equipment of GTB.

During 2013, the Company made certain adjustments to the estimated fair values of the assets and liabilities acquired in connection with the GTB acquisition based upon new information that was not originally available as of the acquisition date.

The table below presents a summary of the assets and liabilities purchased in the GTB acquisition:

GTB	Carrying Value per FDIC	Purchase Adjustments	As Initially Recorded by CSB	Subsequent Adjustments	As Finally Recorded by CSB
Assets
Cash and due from banks	$23,110	$11,381	$34,491	$—	$34,491
Federal funds sold	4,475	—	4,475	—	4,475
Investment securities available-for-sale	9,994	(29)	9,965	—	9,965
Loans	69,108	(16,606)	52,502	—	52,502
OREO	6,446	(2,763)	3,683	—	3,683
FDIC Loss Share Receivable	—	11,245	11,245	—	11,245
Other intangible assets	—	342	342	—	342
Other assets	280	(185)	95	(57)	38

Total assets acquired	$113,413	$3,385	$116,798	$(57)	$116,741

Liabilities
Deposits
Noninterest-bearing	$55,605	$—	$55,605	$—	$55,605
Interest-bearing	54,574	—	54,574	—	54,574
Total deposits	110,179	—	110,179	—	110,179

FDIC clawback liability	—	236	236	—	236
Deferred tax liability	—	2,468	2,468	(22)	2,446
Other liabilities	40	—	40	—	40

Total liabilities assumed	$110,219	$2,704	$112,923	$(22)	$112,901

Excess of assets assumed over liabilities acquired	$3,194	$681		$(35)

Gain on acquisition of GTB			$3,875		$3,840

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The acquisition of GTB resulted in a bargain purchase gain of $3,840, which is included in “gain on acquisitions” within the Consolidated Statements of Income. The gain represents the excess of the estimated fair value of the assets acquired (including cash payments received from the FDIC) over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.

On July 20, 2012, the Company purchased substantially all of the assets and assumed substantially all of the deposits and other borrowings of FCSB from the FDIC, as Receiver, of FCSB, in order to expand the Company’s banking presence in Georgia. FCSB operated three commercial banking branches in north metro Atlanta, Georgia. FCSB was placed into receivership with the FDIC upon its closure by the Georgia Department of Banking and Finance.

The Company and the FDIC entered into loss share agreement regarding future losses incurred on loans and OREO existing at the acquisition date. The FDIC will reimburse the Company for 80 percent of total losses incurred on applicable non-single family loans. The term for loss share on non-single family loans is five years with respect to losses and eight years with respect to loss recoveries.

The Company did not acquire the real estate, banking facilities, furniture and equipment of FCSB as of July 20, 2012, but retained the option to purchase these assets at fair market value from the FDIC. The Company completed a review of the former FCSB locations and notified the FDIC of its intent to purchase certain real estate, banking facilities and equipment for a combined purchase price of $1,815. The purchase was completed in the second quarter of 2013.

During 2013, the Company made certain adjustments to the estimated fair values of the assets and liabilities acquired in connection with the FCSB acquisition based upon new information that was not originally available as of the acquisition date.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The table below presents a summary of the assets and liabilities purchased in the FCSB acquisition:

FCSB	Carrying Value per FDIC	Purchase Adjustments	As Initially Recorded by CSB	Subsequent Adjustments	As Finally Recorded by CSB
Assets
Cash and due from banks	$28,409	$18,889	$47,298	$105	$47,403
Investment securities available-for-sale	15,466	(84)	15,382	—	15,382
Loans	130,894	(25,082)	105,812	—	105,812
OREO	31,146	(21,998)	9,148	—	9,148
FDIC Loss Share Receivable	—	32,052	32,052	—	32,052
Other intangible assets	—	1,068	1,068	—	1,068
Other assets	4,680	(3,215)	1,465	—	1,465

Total assets acquired	$210,595	$1,630	$212,225	$105	$212,330

Liabilities
Deposits
Noninterest-bearing	$87,693	$—	$87,693	$—	$87,693
Interest-bearing	91,363	—	91,363	—	91,363

Total deposits	179,056	—	179,056	—	179,056
Other borrowings	25,140	1,826	26,966	—	26,966
FDIC clawback liability	—	385	385	—	385
Deferred tax liability	—	2,164	2,164	(243)	1,921
Other liabilities	253	—	253	729	982

Total liabilities assumed	$204,449	$4,375	$208,824	$486	$209,310

Excess of assets assumed over liabilities acquired	$6,146	$(2,745)		$(381)

Gain on acquisition of FCSB			3,401		$3,020

The acquisition of FCSB resulted in a bargain purchase gain of $3,020, which is included in “gain on acquisitions” within the Consolidated Statements of Income. The gain represents the excess of the estimated fair value of the assets acquired (including cash payments received from the FDIC) over the estimated fair value of the liabilities assumed and is influenced significantly by the FDIC-assisted transaction process.

The following is a description of the methods used to determine the fair values of significant assets and liabilities acquired:

Cash and Due from Banks

The carrying amount of these assets is expected to reasonably approximate fair value given the short-term nature of the assets.

Federal Funds Sold

The carrying amount of federal funds sold is expected to reasonably approximate fair value based upon the short-term nature of the asset.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Investment Securities Available-for-sale

Fair values for investment securities are determined by quoted market prices at the time of acquisition.

Loans

Fair values for acquired loans are estimated upon a discounted cash flow methodology that considered factors including the type of loans and related collateral, classification status, fixed or variable interest rate, loan term and whether or not the loan was amortizing and a market discount rate reflecting risks inherent in the acquired loans. Fair values of acquired loans include both a rate-based valuation mark, representing the carrying value of discount required to establish the appropriate effective yield for acquired loans, as well as a credit-based valuation mark representing the valuation adjustment applied to acquired loans related to credit loss assumptions.

OREO

Fair values for OREO are estimated based upon the value that management expects to receive when the property is sold, net of related costs of disposal.

FDIC Loss Share Receivable

The fair value of the FDIC loss share receivable is estimated based upon a discounted cash flow methodology that considers the amount and timing of losses expected to be submitted to the FDIC for indemnification. The indemnification asset is measured separately from the related covered assets as it is not contractually embedded in the covered assets and is not transferable with the covered assets should the Company choose to dispose of them.

Other Intangible Assets

Fair values for intangible assets are estimated based upon a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base and the net maintenance cost attributable to customer deposits.

Premises and Equipment

Fair values for premises and equipment are estimated based upon independent appraisals.

Other Assets

Other assets include accrued interest that has been earned on borrowers’ loans or investment securities not yet received and prepaid expenses. The carrying value of these assets is expected to reasonably approximate fair value.

Deposits

The fair values used for the noninterest-bearing deposits that comprise the transactions accounts acquired closely approximate the amount payable on demand at the acquisition date and thus reasonably approximate fair value. The fair value of interest-bearing deposits is estimated based upon a discounted cash flow methodology. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities. For GTB and FCSB, no fair value adjustments were applied for time deposits as the Company was provided with the option, upon acquisition, to reset deposit rates to market rates currently offered.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Other Borrowings

The fair values of other borrowings are estimated using a discounted cash flow methodology that considers contractual pre-payment penalties determined by the lender.

FDIC Clawback Liability

The FDIC clawback liability represents the present value of future payments to the FDIC in the event that losses fail to reach expected levels. The fair value of the FDIC clawback liability is estimated based upon a discounted cash flow methodology.

Deferred Tax Liability

Deferred tax liabilities are temporary differences between the carrying amount of a liability recognized in the Consolidated Balance Sheets and the related tax basis for the liability using enacted tax rates in effect for the year in which the difference are expected to be recovered.

Other Liabilities

Other liabilities include accrued interest on deposit accounts and additional accounts held in escrow. The carrying value of these liabilities is expected to reasonably approximate fair value.

3.	Investment Securities

The aggregate values of investment securities at December 31, 2013 and 2012 along with gains and losses determined on an individual security basis are as follows:

	Held-to-Maturity As of December 31, 2013				Available-for-Sale As of December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government	$—	$—	$—	$—	$30,120	$—	$1,750	$28,370
Certificates of deposit	10,777	4	174	10,607	—	—	—	—
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	211,093	2,312	2,485	210,920
Asset backed securities	—	—	—	—	19,470	14	79	19,405
Collateralized mortgage obligations	—	—	—	—	157,002	2,606	559	159,049
State, county and municipal	64,903	2,394	377	66,920	—	—	—	—
Corporate bonds	—	—	—	—	15,069	268	235	15,102
Equity securities	—	—	—	—	191	—	—	191

Total investment securities	$75,680	$2,398	$551	$77,527	$432,945	$5,200	$5,108	$433,037

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

	Held-to-Maturity As of December 31, 2012				Available-for-Sale As of December 31, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. government	$—	$—	$—	$—	$25,143	$24	$18	$25,149
FNMA, GNMA and FHLMC mortgage-backed securities	—	—	—	—	117,760	4,415	—	122,175
Asset backed securities	—	—	—	—	16,747	23	83	16,687
Collateralized mortgage obligations	—	—	—	—	175,610	4,322	2	179,930
State, county and municipal	66,550	5,556	22	72,084	1,061	27	—	1,088
Corporate bonds	—	—	—	—	14,698	477	—	15,175
Certificates of deposit	—	—	—	—	—	—	—	—
Equity securities	—	—	—	—	796	696	—	1,492

Total investment securities	$66,550	$5,556	$22	$72,084	$351,815	$9,984	$103	$361,696

The following table provides contractual maturity information for investment securities as of December 31, 2013. Callable securities are assumed to mature on their earliest call date. Actual maturities may differ from contractual maturity because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Held-to-Maturity As of December 31, 2013		Available-for-Sale As of December 31, 2013
	Cost	Fair Value	Cost	Fair Value
Maturing in
One year or less	$2,112	$2,105	$6,235	$5,914
One through five years	26,545	27,080	327,379	330,311
Five through ten years	38,021	39,034	97,164	94,631
Over ten years	9,002	9,308	1,976	1,990
Equity securities	—	—	191	191

Total investment securities	$75,680	$77,527	$432,945	$433,037

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The following table provides information regarding securities with unrealized losses as of December 31, 2013 and 2012:

	As of December 31, 2013
	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government	$28,370	$1,750	$—	$—	$28,370	$1,750
Certificates of deposit	9,770	174	—	—	9,770	174
FNMA, GNMA and FHLMC mortgage-backed securities	96,094	2,485	—	—	96,094	2,485
Collateralized mortgage obligation	25,552	176	8,231	383	33,783	559
Asset backed securities	8,283	46	9,133	33	17,416	79
Corporate bonds	9,850	235	—	—	9,850	235
State, county and municipal	12,490	321	666	56	13,156	377

Total investment securities	$190,409	$5,187	$18,030	$472	$208,439	$5,659

	As of December 31, 2012
	Less Than 12 Months		More Than 12 Months		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. government	$10,152	$18	$—	$—	$10,152	$18
FNMA, GNMA and FHLMC mortgage-backed securities	881	2	—	—	881	2
Asset backed securities	9,676	83	—	—	9,676	83
State, county and municipal	1,284	22	—	—	1,284	22

Total investment securities	$21,993	$125	$—	$—	$21,993	$125

The Company held certain investment securities having unrealized loss positions. As of December 31, 2013, the Company did not intend to sell these securities nor was it more likely than not that the Company would be required to sell these securities before their anticipated recovery or maturity. The Company has reviewed its portfolio for OTTI in accordance with the accounting policies outlined in Note 1, “Summary of Significant Accounting Policies and Nature of Business,” to the Consolidated Financial Statements. Market changes in interest rates and credit spreads will result in temporary unrealized losses as the market price of securities fluctuates. As a result, the Company had no other-than-temporary impairment for the years ended December 31, 2013 and 2012.

During the years ended December 31, 2013 and 2012, the Company had investment gross gains of $2,541 and $1,531 and investment losses of $9 and $91, respectively.

During the year ended December 31, 2011, the Company elected to transfer certain debt securities from its available-for-sale portfolio to its held-to-maturity portfolio. These transfers were made at fair value at the date of transfer and the unrealized holding gain of $898 at this date is retained in accumulated other comprehensive income. Such amounts are amortized as a yield adjustment over their remaining maturities.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The Company had pledged HTM and AFS securities having aggregate fair values of $64,305 and $333,062, respectively, at December 31, 2013 and $65,426 and $282,956, respectively, at December 31, 2012, to secure public funds on deposit and certain other borrowings, and for other purposes as required by law.

4.	Loans

The Company’s recorded investment in loans outstanding at December 31, 2013 and 2012 is summarized as follows:

	2013	2012
Commercial loans:
Commercial & industrial	$274,923	$206,679
Commercial real estate	657,485	426,416
Commercial construction	22,628	21,719

Total commercial loans	955,036	654,814
Consumer loans:
Residential real estate	38,259	15,393
Residential construction	42,089	27,008
Consumer purpose & other	322,867	168,722

Total consumer loans	403,215	211,123
Other acquired loans	26,460	35,151

Total non-covered loans	1,384,711	901,088
Covered loans	377,926	511,952

Total loans held for investment	$1,762,637	$1,413,040

Loans held for sale	$1,967	$24,146

Covered loans represent loans acquired from the FDIC subject to one of the loss share agreements. Other acquired loans represent primarily consumer loans purchased from the FDIC that are not subject to one of the loss share agreements.

The Company monitors the credit quality of its commercial loan portfolio using internal risk ratings. These risk ratings are based upon established regulatory guidance and are assigned upon initial approval of credit to borrowers. Ratings are updated at least annually after the initial assignment or whenever management becomes aware of information affecting the borrowers’ ability to fulfill their obligations.

The Company utilizes the following categories of credit grades to evaluate its commercial loan portfolio:

Pass. Higher quality loans that do not fit any of the other categories described below.

Special Mention. The Company assigns a special mention rating to loans with potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or lease or the Company’s credit position at some future date.

Substandard. The Company assigns a substandard rating to loans that are inadequately protected by the current sound worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard loans have well-defined weaknesses that jeopardize repayment of the debt. Substandard loans are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not addressed.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Doubtful. The Company assigns a doubtful rating to loans with all the attributes of a substandard rating with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors that may work to the advantage and strengthening of the credit quality of the loan, its classification as an estimated loss is deferred until its more exact status may be determined. Pending factors include proposed merger, acquisition, or liquidation procedures, capital injection, perfecting liens on additional collateral and refinancing plans.

The Company monitors the credit quality of its consumer portfolio based primarily on delinquency status, which is the primary factor considered in determining whether a consumer loan should be classified as nonaccrual.

The following tables illustrate the credit quality indicators associated with the Company’s originated loan portfolio as of December 31, 2013 and 2012:

	As of December 31, 2013
	Commercial & Industrial	Commercial Real Estate	Commercial Construction	Total
Pass	$270,216	$652,354	$22,518	$945,088
Special Mention	1,113	3,938	34	5,085
Substandard	3,594	1,193	76	4,863
Doubtful	—	—	—	—

	$274,923	$657,485	$22,628	$955,036

	As of December 31, 2012
	Commercial & Industrial	Commercial Real Estate	Commercial Construction	Total
Pass	$206,483	$422,139	$21,591	$650,213
Special Mention	21	1,948	—	1,969
Substandard	175	2,329	128	2,632
Doubtful	—	—	—	—

	$206,679	$426,416	$21,719	$654,814

	As of December 31, 2013
	Residential Real Estate	Residential Construction	Consumer Purpose & Other	Total
Performing	$38,140	$42,048	$322,769	$402,957
Nonperforming	119	41	98	258

	$38,259	$42,089	$322,867	$403,215

	As of December 31, 2012
	Residential Real Estate	Residential Construction	Consumer Purpose & Other	Total
Performing	$14,742	$26,893	$168,471	$210,106
Nonperforming	651	115	251	1,017

	$15,393	$27,008	$168,722	$211,123

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The following tables illustrate the credit quality indicators associated with the Company’s acquired loan portfolio as of December 31, 2013 and 2012:

	As of December 31, 2013
	Commercial & Industrial	Commercial Real Estate	Commercial Construction	Total
Pass	$6,726	$119,837	$4,842	$131,405
Special Mention	7,148	16,536	1,073	24,757
Substandard	1,143	75,971	3,877	80,991
Doubtful	1,520	2,225	1,172	4,917

	$16,537	$214,569	$10,964	$242,070

	As of December 31, 2012
	Commercial & Industrial	Commercial Real Estate	Commercial Construction	Total
Pass	$10,000	$138,878	$6,272	$155,150
Special Mention	8,673	32,562	3,041	44,276
Substandard	3,586	107,858	17,491	128,935
Doubtful	1,732	3,996	4,982	10,710

	$23,991	$283,294	$31,786	$339,071

	As of December 31, 2013
	Residential Real Estate	Residential Construction	Consumer Purpose & Other	Total
Performing	$91,870	$39,569	$2,746	$134,185
Nonperforming	14,923	12,687	521	28,131

	$106,793	$52,256	$3,267	$162,316

	As of December 31, 2012
	Residential Real Estate	Residential Construction	Consumer Purpose & Other	Total
Performing	$116,160	$45,029	$3,688	$164,877
Nonperforming	22,894	19,813	448	43,155

	$139,054	$64,842	$4,136	$208,032

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The Company tracks loan payment activity for the loan portfolio. Loans are considered past due or delinquent when the contractual principal or interest due in accordance with the terms of the loan agreement or any portion thereof remains unpaid after the due date of the scheduled payment. The payment status for the loan portfolio at December 31, 2013 and 2012 is shown in the tables below. Loans acquired with deteriorated credit quality have been excluded from this delinquency analysis because interest income on such loans is recognized using the accretion method and the related allowance is determined by loan pool performance.

	As of December 31, 2013
	Accruing Current	Accruing 30 – 89 Days Past Due	Accruing 90+ Days Past Due	Nonaccruing	Total
Commercial loans:
Commercial & industrial	$274,814	$20	$—	$89	$274,923
Commercial real estate	656,999	486	—	—	657,485
Commercial construction	22,569	—	—	59	22,628
Consumer loans:
Residential real estate	38,140	—	—	119	38,259
Residential construction	42,044	4	—	41	42,089
Consumer purpose & other	322,323	439	7	98	322,867

	$1,356,889	$949	$7	$406	$1,358,251

	As of December 31, 2012
	Accruing Current	Accruing 30 – 89 Days Past Due	Accruing 90+ Days Past Due	Nonaccruing	Total
Commercial loans:
Commercial & industrial	$202,412	$44	$4,092	$131	$206,679
Commercial real estate	425,094	336	—	986	426,416
Commercial construction	21,619	100	—	—	21,719
Consumer loans:
Residential real estate	15,005	—	320	68	15,393
Residential construction	26,953	—	—	55	27,008
Consumer purpose & other	168,435	105	15	167	168,722

	$859,518	$585	$4,427	$1,407	$865,937

The Company considers a loan to be impaired when, based upon current information and events, it believes it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Loans accounted for as loans acquired with deteriorated credit quality are excluded from this analysis, even though they may be contractually past due, as any nonpayment of contractual principal or interest is considered in the periodic re-estimation of expected cash flows and is included in the resulting recognition of current period covered loan loss provision or future period yield adjustment.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The following table sets forth certain information regarding the Company’s impaired loans as of December 31, 2013 and 2012:

	As of December 31, 2013
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
With no related allowance recorded:
Commercial loans:
Commercial & industrial	$89	$101	$—	$110
Commercial real estate	—	—	—	—
Commercial construction	59	64	—	61
Consumer loans:
Residential real estate	1,100	2,004	—	882
Residential construction	42	105	—	49
Consumer purpose & other	56	110	—	74
With an allowance recorded:
Commercial loans:
Commercial & industrial	35	35	1	37
Commercial real estate	—	—	—	—
Commercial construction	—	—	—	—
Consumer loans:
Residential real estate	226	226	26	228
Residential construction	34	47	6	34
Consumer purpose & other	49	57	10	55

Total impaired loans	$1,690	$2,749	$43	$1,530

	As of December 31, 2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment
With no related allowance recorded:
Commercial loans:
Commercial & industrial	$264	$264	$—	$268
Commercial real estate	3,589	6,481	—	5,103
Commercial construction	—	—	—	—
Consumer loans:
Residential real estate	978	1,806	—	928
Residential construction	116	218	—	142
Consumer purpose & other	167	174	—	167
With an allowance recorded:
Commercial loans:
Commercial & industrial	—	—	—	—
Commercial real estate	—	—	—	—
Commercial construction	—	—	—	—
Consumer loans:
Residential real estate	—	—	—	—
Residential construction	—	—	—	—
Consumer purpose & other	—	—	—	—

Total impaired loans	$5,114	$8,943	$—	$6,608

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Interest income recognized on impaired loans was de minimis for the years ended December 31, 2013 and 2012. No such income was recognized on a cash basis.

TDRs are loans in which the borrower is experiencing financial difficulty and the Company has granted an economic concession to the borrower. Prior to modifying a borrower’s loan terms, the Company performs an evaluation of the borrower’s financial condition and ability to service under the potential modified loan terms. The types of concessions granted are generally interest rate reductions or term extensions. If a loan is accruing at the time of modification, the loan remains on accrual status and is subject to the Company’s charge-off and nonaccrual policies. If a loan is on nonaccrual before it is determined to be a TDR, then the loan remains on nonaccrual. TDRs may be returned to accrual status if there has been a sustained period of repayment performance by the borrower. Generally, once a loan becomes a TDR, it is probable that the loan will likely continue to be reported as a TDR for the life of the loan.

During the periods ended December 31, 2013 and 2012, certain loans were modified under the terms of a TDR. Modifications typically involve a reduction in the stated interest rate of the loan lower than a market rate for new debt with similar risks, an extension of the maturity date of the loan, or both.

The following table presents loans, by class, which had been modified under the terms of a TDR for the years ended December 31, 2013 and 2012:

	As of December 31, 2013
	Number of Modifications	Unpaid Principal Balance	Recorded Investment
Commercial loans:
Commercial & industrial	1	$35	$35
Commercial real estate	4	9,896	7,288
Commercial construction	—	—	—
Consumer loans:
Residential real estate	15	2,229	1,326
Residential construction	3	152	76
Consumer purpose & other	3	45	44

Total	26	$12,357	$8,769

	As of December 31, 2012
	Number of Modifications	Unpaid Principal Balance	Recorded Investment
Commercial loans:
Commercial & industrial	3	$133	$133
Commercial real estate	2	5,495	2,603
Commercial construction	—	—	—
Consumer loans:
Residential real estate	12	1,738	910
Residential construction	2	108	64
Consumer purpose & other	—	—	—

Total	19	$7,474	$3,710

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The Company is not committed to lend additional amounts as of December 31, 2013 and December 31, 2012 to customers with outstanding loans that are classified as TDRs. Charge-offs on such loans are factored into the rolling historical loss rate, which is used in the calculation of the allowance for loan losses.

The Company does not have a significant concentration of risk to any individual client except for the U.S. government and its agencies. However, a geographic concentration arises because the Company operates primarily in the state of Georgia. The Company does not engage in international banking activities.

Under a line of credit agreement with the FHLBA, at December 31, 2013 and 2012, the Company had pledged certain loans under a blanket lien as collateral for its FHLBA borrowings. The loans encumbered by the blanket lien included all qualifying 1-4 family first mortgage loans, multi-family first mortgage loans and commercial real estate loans.

Acquired Loans

The following tables reflect the recorded investment of all acquired loans as of December 31, 2013 and 2012:

	As of December 31, 2013
	Acquired Loans
	Credit Impaired[1]	Non-credit Impaired	Total
Covered Loans:
Commercial loans:
Commercial & industrial	$14,669	$593	$15,262
Commercial real estate	206,432	879	207,311
Commercial construction	10,513	226	10,739
Consumer loans:
Residential real estate	76,929	14,641	91,570
Residential construction	49,095	1,792	50,887
Consumer purpose & other	1,306	851	2,157
Non-covered Loans:
Other acquired loans	20,229	6,231	26,460

	$379,173	$25,213	$404,386

1	Acquired loans under the guidance governing acquired loans with deteriorated credit quality.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

	As of December 31, 2012
	Acquired Loans
	Credit Impaired[1]	Non-credit Impaired	Total
Covered Loans:
Commercial loans:
Commercial & industrial	$20,388	$1,161	$21,549
Commercial real estate	273,368	2,062	275,430
Commercial construction	31,661	83	31,744
Consumer loans:
Residential real estate	99,950	16,875	116,825
Residential construction	62,406	1,661	64,067
Consumer purpose & other	1,882	455	2,337
Non-covered Loans:
Other acquired loans	30,306	4,845	35,151

	$519,961	$27,142	$547,103

1	Acquired loans under the guidance governing acquired loans with deteriorated credit quality.

Changes in the recorded investment of acquired loans for the years ended December 31, 2013 and 2012 were as follows:

	2013	2012
Carrying value of acquired loans:
Balance, beginning of period	$547,103	$608,240
Additions	—	152,022
Cash basis income on loans accounted for under the cost recovery method	8,846	9,440
Accretion of fair value discounts	59,633	87,577
Reductions in principal balances from repayments, write-offs, and foreclosures	(211,196)	(310,176)

Balance, end of period	$404,386	$547,103

The outstanding unpaid principal balance for all acquired loans as of December 31, 2013 and 2012 was $642,619 and $1,020,328, respectively.

The Company purchased loans during the year ended December 31, 2012, in connection with the GTB and FCSB acquisitions, as further discussed in Note 2, “Acquisitions”. These loans were deemed to have been acquired with deteriorated credit quality due to the nature of FDIC-assisted acquisitions.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Contractual loan payments receivable, estimates of amounts not expected to be collected, accretable yield, and the resulting fair values of the loans acquired in the GTB and FCSB acquisitions (as of the acquisition date) are as follows:

2012
Contractually required payments receivable	$244,890
Cash flows expected to be collected	192,265

Nonaccretable difference	$52,625

Cash flows expected to be collected	$192,265
Fair value of acquired impaired loans	152,022

Accretable yield	$40,243

Changes in the amount of accretable yield on loans acquired with deteriorated credit quality for the years ended December 31, 2013 and 2012 were as follows:

	First National Bank of Georgia	Appalachian Community Bank	Bank of Ellijay	The Peoples’ Bank	First Commerce Community Bank	Georgia Trust Bank	First Cherokee State Bank	TOTAL
Balance at January 1, 2012	$95,818	$95,820	$8,347	$19,467	$8,638	$—	$—	$228,090
Additions	—	—	—	—	—	5,457	34,786	40,243
Transfer to cost recovery	(12,276)	(7,800)	—	—	—	—	—	(20,076)
Reclassifications from / (to) nonaccretable difference	(3,175)	(20,629)	4,874	11,700	6,841	(156)	(1,373)	(1,918)
Accretion	(27,865)	(27,543)	(5,403)	(11,273)	(7,629)	(1,494)	(3,153)	(84,360)

Balance at December 31, 2012	52,502	39,848	7,818	19,894	7,850	3,807	30,260	161,979
Additions	—	—	—	—	—	—	—	—
Transfer to cost recovery	—	—	(6)	(4)	—	—	—	(10)
Reclassifications from / (to) nonaccretable difference	6,016	4,291	4,124	3,335	3,999	4,557	6,957	33,279
Accretion	(17,545)	(12,673)	(4,783)	(7,289)	(5,154)	(3,176)	(6,827)	(57,447)

Balance at December 31, 2013	$40,973	$31,466	$7,153	$15,936	$6,695	$5,188	$30,390	$137,801

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

5.	Allowance for Credit Losses

Activity in the allowance for credit losses for the years ended December 31, 2013 and 2012 is summarized in the table below:

	As of December 31, 2013
	Beginning Balance	Charge-Offs	Recoveries	Provision	Ending Balance
Commercial loans:
Commercial & industrial	$4,475	$(18)	$3	1,817	$6,277
Commercial real estate	3,726	(134)	8	1,818	5,418
Commercial construction	223	—	—	(31)	192
Consumer loans:
Residential real estate	142	(12)	—	538	668
Residential construction	241	—	—	(2)	239
Consumer purpose & other	2,395	(798)	47	4,012	5,656
Covered and other acquired	18,753	(3,749)	4,918	(7,837)	12,085
Unallocated	590	—	—	(590)	—

Allowance for loan losses	30,545	(4,711)	4,976	(275)	30,535
Reserve for unfunded lending commitments	4,724	—	—	1,481	6,205

Allowance for credit losses	$35,269	$(4,711)	$4,976	$1,206	$36,740

	As of December 31, 2012
	Beginning Balance	Charge-Offs	Recoveries	Provision	Ending Balance
Commercial loans:
Commercial & industrial	$2,069	$(50)	$—	$2,456	$4,475
Commercial real estate	1,790	—	—	1,936	3,726
Commercial construction	323	(14)	—	(86)	223
Consumer loans:
Residential real estate	35	—	—	107	142
Residential construction	88	(57)	—	210	241
Consumer purpose & other	533	(183)	4	2,041	2,395
Covered and other acquired	37,717	(23,799)	170	4,665	18,753
Unallocated	255	—	—	335	590

Allowance for loan losses	42,810	(24,103)	174	11,664	30,545
Reserve for unfunded lending commitments	1,869	—	—	2,855	4,724

Allowance for credit losses	$44,679	$(24,103)	$174	$14,519	$35,269

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The following tables present the Company’s allowance for loan losses and the carrying value of the associated loans based upon the method for determining the allowance as of December 31, 2013 and 2012:

	As of December 31, 2013
	Commercial		Consumer		Acquired		Total
	Recorded Investment	Associated Allowance	Recorded Investment	Associated Allowance	Recorded Investment	Associated Allowance	Recorded Investment	Associated Allowance
Loans individually evaluated for impairment	$148	$—	$101	$13	$—	$—	$249	$13
Loans collectively evaluated for impairment	954,888	11,887	403,114	6,550	25,213	344	1,383,215	18,781
Loans acquired with deteriorated credit quality	—	—	—	—	379,173	11,741	379,173	11,741

Total	$955,036	$11,887	$403,215	$6,563	$404,386	$12,085	$1,762,637	$30,535

	As of December 31, 2012
	Commercial		Consumer		Acquired		Total[1]
	Recorded Investment	Associated Allowance	Recorded Investment	Associated Allowance	Recorded Investment	Associated Allowance	Recorded Investment	Associated Allowance
Loans individually evaluated for impairment	$1,117	$—	$287	$—	$—	$—	$1,404	$—
Loans collectively evaluated for impairment	653,697	8,424	210,836	2,778	27,142	5	891,675	11,207
Loans acquired with deteriorated credit quality	—	—	—	—	519,961	18,748	519,961	18,748

Total	$654,814	$8,424	$211,123	$2,778	$547,103	$18,753	$1,413,040	$29,955

1	Excludes $590 of unallocated allow ance that is associated with the reserve for collectively evaluated loans.

6.	Premises and Equipment

Major classifications of premises and equipment at December 31, 2013 and 2012 are summarized as follows:

	2013	2012
Land	$15,989	$13,237
Premises and leasehold improvements	36,177	34,121
Furniture and equipment	22,404	20,552

	74,570	67,910
Less: Accumulated depreciation and amortization	12,608	8,159

Total premises and equipment	$61,962	$59,751

There were no premises pledged to secure borrowings at December 31, 2013 and 2012.

The Company leases certain premises and equipment under various lease agreements that provide for payment of property taxes, insurance and maintenance costs. Operating leases frequently provide for one or more renewal

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

options on the same basis as current rental terms. However, certain leases require increased rentals under cost of living escalation clauses. Some leases also provide purchase options.

Future minimum rental commitments for noncancelable operating leases with initial or remaining terms of one or more years consisted of the following at December 31, 2013:

2014	$2,162
2015	2,081
2016	1,839
2017	1,481
2018	1,178
Thereafter	4,264

Total minimum payments	$13,005

Total rent expense for all operating leases amounted to $2,562 and $2,601 in 2013 and 2012, respectively, net of rent income, which totaled $34 and $81 during 2013 and 2012, respectively.

7.	OREO

The following table provides details of the Company’s OREO covered and not covered under a loss share agreement:

	Covered OREO	Not Covered OREO	Total OREO
December 31, 2013
Commercial construction	$9,073	$9	$9,082
Commercial real estate	18,978	532	19,510
Residential construction	14,781	11	14,792
Residential real estate	4,167	242	4,409

Total	$46,999	$794	$47,793

	Covered OREO	Not Covered OREO	Total OREO
December 31, 2012
Commercial construction	$17,710	$—	$17,710
Commercial real estate	45,650	—	45,650
Residential construction	49,622	1,302	50,924
Residential real estate	8,542	—	8,542

Total	$121,524	$1,302	$122,826

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Changes in the Company’s OREO covered and not covered under a loss share agreement were as follows:

	Covered OREO	Not Covered OREO	Total OREO
Balance January 1, 2012	$127,515	$—	$127,515
Additions through acquisitions	10,504	2,328	12,832
Additions	90,276	254	90,530
Sales	(59,766)	(1,280)	(61,046)
Losses and other adjustments	(47,005)	—	(47,005)

Balance December 31, 2012	$121,524	$1,302	$122,826
Additions	36,060	1,213	37,273
Sales	(90,196)	(1,661)	(91,857)
Losses and other adjustments	(20,389)	(60)	(20,449)

Balance December 31, 2013	$46,999	$794	$47,793

8.	FDIC Loss Share Receivable

In connection with each FDIC-assisted acquisition, a FDIC loss share receivable has been established for each acquired bank’s loan and OREO population that is covered by the loss sharing agreement. The FDIC loss share receivable represents the present value of the estimated losses on covered assets to be reimbursed by the FDIC. Pursuant to the terms of our loss share agreements, the FDIC is obligated to reimburse the Bank based on its loss share agreement percentage of all eligible losses with respect to covered assets, beginning with the first dollar of loss incurred. The Bank has a corresponding obligation to reimburse the FDIC based on its loss share agreement percentage of eligible recoveries with respect to covered assets.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The following table shows changes in the carrying value of the FDIC loss share receivable for loss share agreements relating to covered loans and OREO for the years ended December 31, 2013 and 2012:

	First National Bank of Georgia	Appalachain Community Bank	Bank of Ellijay	The Peoples Bank of Winder	First Commerce Community Bank	Georgia Trust Bank	First Cherokee State Bank	Total
Carrying value of FDIC loss share receivable, at January 1, 2012	$86,307	$147,133	$20,699	$28,733	$36,282	$—	$—	$319,154
Additions resulting from:
Charge-offs, write-downs, and other losses	9,729	18,690	350	2,198	2,905	11,212	32,003	77,087
Allowable external expenses	5,578	7,566	1,414	2,077	1,603	200	406	18,844
Decreases in expected loan cash flows	(573)	1,354	581	787	899	—	—	3,048
Reductions resulting from:
Amortization	(7,884)	(8,327)	(2,530)	(3,413)	(3,924)	114	328	(25,636)
Payments received	(35,336)	(78,165)	(7,981)	(19,352)	(15,263)	—	—	(156,097)

Carrying value of FDIC loss share receivable, at December 31, 2012	$57,821	$88,251	$12,533	$11,030	$22,502	$11,526	$32,737	$236,400

Carrying value of FDIC loss share receivable, at January 1, 2012	$57,821	$88,251	$12,533	$11,030	$22,502	$11,526	$32,737	$236,400
Additions resulting from:								—
Charge-offs, write-downs, and other losses	1,751	4,485	2,673	81	1,753	449	(217)	10,975
Allowable external expenses	2,758	2,915	211	414	422	391	190	7,301
Decreases in expected loan cash flows	(4,127)	(1,658)	(229)	(310)	(354)	199	567	(5,912)
Reductions resulting from:								—
Amortization	(10,502)	(7,870)	(2,103)	(2,794)	(3,186)	(454)	(1,292)	(28,201)
Payments received	(16,779)	(45,840)	(7,033)	(5,972)	(8,522)	(6,359)	(21,791)	(112,296)

Carrying value of FDIC loss share receivable, at December 31, 2013	$30,922	$40,283	$6,052	$2,449	$12,615	$5,752	$10,194	$108,267

9.	Goodwill and Other Intangible Assets

The following table provides details of the Company’s goodwill by acquisition for the years ended December 31, 2013 and 2012:

	2013	2012
First National Bank of Georgia	$7,801	$7,801
The People’s Bank of Winder	2,227	2,227
Ameris Woodstock Branch	122	—
Essex Branches	1,590	—

Total Goodwill	$11,740	$10,028

Other intangible assets consist of core deposit intangibles and are amortized straight-line over a range of seven to ten years. At December 31, 2013 and 2012, other intangibles consisted of the following:

	As of December 31, 2013
	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
Core deposit intangible	$16,154	$(7,600)	$8,554

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

	As of December 31, 2012
	Gross Carrying Value	Accumulated Amortization	Net Carrying Amount
Core deposit intangible	$14,820	$(5,429)	$9,391

Amortization expense recognized on intangible assets for 2013 and 2012 was $2,172 and $2,000, respectively.

The estimated amortization expense of other intangible assets is as follows:

Amortization Expense
2014	$2,256
2015	2,256
2016	2,256
2017	743
2018	340
Thereafter	703

$8,554

10.	Deposits

Deposits at December 31, 2013 and 2012 are summarized as follows:

	2013	2012
Noninterest-bearing demand	$279,795	$244,437
Interest-bearing demand	378,382	402,358
Money market	484,749	499,003
Savings	78,454	63,567
Time	1,018,574	800,035

Total deposits	$2,239,954	$2,009,400

Time deposits with a minimum denomination of $100 totaled $532,412 and $409,773 at December 31, 2013 and 2012, respectively.

At December 31, 2013, the scheduled maturities of time deposits were:

2014	$585,204
2015	315,973
2016	80,100
2017	24,642
2018 and thereafter	12,655

Total time deposits	$1,018,574

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

11.	Other Borrowings

Other borrowings include securities sold under a Repurchase Agreement and advances from the FHLBA. The Company had unused credit lines allowing access to overnight borrowings of up to $80,000 on an unsecured basis from three correspondent banks, at December 31, 2013 and 2012.

The Company has a borrowing capacity with the FHLBA in the amount of $400,560 and $376,740 at December 31, 2013 and 2012, respectively. This is 15 percent of total qualified assets as measured by the FHLBA.

The Repurchase Agreement in the principal amount of $10,000 at December 31, 2013 and 2012 is secured by investment securities with a carrying value of $12,669 and $12,607 at December 31, 2013 and 2012, respectively.

At December 31, 2013 and 2012, the Company had advances outstanding to the FHLBA in the principal amount of $82,000 and $97,000, respectively, secured by the Company’s stock in the FHLBA and a blanket lien on the loan portfolio. At December 31, 2013 and 2012, the Company had FHLBA stock in the amount of $6,785 and $7,981, respectively, pledged to the FHLBA.

Other borrowings at December 31, 2013 and 2012 are as follows:

	2013	2012
Repurchase agreement (inclusive of unamortized premium of
$256 and $616, for December 31, 2013 and 2012, respectively)	$10,256	$10,616
Advances payable to the FHLBA with contractual rates ranging from 2.88 percent to 4.39 percent and maturities ranging from
February 2014 to March 2018 (inclusive of unamortized premium of $2,927 and $4,190 for December 31, 2013 and 2012)	84,927	101,190

Total other borrowings	$95,183	$111,806

Other borrowings maturing in each of the five years subsequent to December 31, 2013 include:

Maturity	Amount	Weighted-Average Interest Rate
2014	$30,353	3.79%
2015	7,281	3.85%
2016	15,420	4.35%
2017	16,127	3.40%
2018	26,002	3.07%
Thereafter	—	0.00%

Total other borrowings	$95,183	3.62%

12.	Estimated Fair Values

Fair value measurements are determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, US GAAP establishes a fair value hierarchy that distinguishes between market participant assumptions based on

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

market data obtained from sources independent of the reporting entity (observable inputs that are classified within Level 1 and 2 of the hierarchy) and reporting entity’s own assumptions developed based on the best information available in the circumstances (unobservable inputs classified within Level 3 of the hierarchy).

Fair Value Hierarchy

Level 1

Valuation is based on inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2

Valuation is based on inputs, other than quoted prices included within Level 1, that are observable for the asset and liability, either directly or indirectly, such as interest rates, yield curves observable at commonly quoted intervals, and other market-corroborated inputs.

Level 3

Valuation inputs are unobservable inputs for the asset or liability, which shall be used to measure fair value to the extent that observable inputs are not available. The inputs shall reflect the Company’s own assumptions that market participants would use in pricing the asset or liability.

Fair value estimates are made at a specific point in time based upon relevant market information and information about each asset and liability. Where information regarding the fair value of an asset or liability is available, those values are used, as is the case with investment securities and residential mortgage loans. In these cases, an open market exists in which these assets are actively traded.

Because no market exists for many assets and liabilities, fair value estimates are based upon judgments regarding future expected loss experience, current economic conditions, risk characteristics and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates. For those assets or liabilities with a fixed interest rate, an analysis of the related cash flows was the basis for estimating fair values. The expected cash flows were then discounted to the valuation date using an appropriate discount rate. The discount rates used represent the rates under which similar transactions would be currently negotiated. For assets or liabilities with fixed and variable rates, fair value estimates also consider the impact of liquidity discounts appropriate as of the measurement date.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The Company evaluates fair value measurement inputs on an ongoing basis in order to determine if there is a change of sufficient significance to warrant a transfer between levels. Transfers between levels of the fair value hierarchy are recognized on the actual date of the event or circumstances that caused the transfer, which generally coincides with the Company’s valuation process. There were no transfers between levels during 2013 and 2012.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Fair Value of Financial Instruments Measured on a Recurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a recurring basis:

Investment Securities

Investment securities classified as available-for-sale are recorded at fair value on a recurring basis. The Company’s investment portfolio primarily consists of U.S. government agency mortgage-backed securities, non-agency mortgage-backed securities, U.S. government securities, corporate bonds and municipal securities. The fair values for equity securities are determined by obtaining quoted prices on nationally recognized securities exchanges (Level 1). The fair value of other securities classified as available-for-sale are determined using widely accepted valuation techniques including matrix pricing and broker-quote-based applications (Level 2). Inputs may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other relevant items. The Company reviews the prices supplied by the independent pricing service, as well as their underlying pricing methodologies, for reasonableness and to ensure such prices are aligned with traditional pricing matrices. From time to time, the Company validates the appropriateness of the valuations provided by the independent pricing service to prices obtained from an additional third party or prices derived using internal models.

The following tables summarize the financial assets and liabilities measured at fair value on a recurring basis at December 31, 2013 and 2012:

	As of December 31, 2013
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1) Inputs	Quoted Prices for Similar Assets and Liabilities (Level 2) Inputs	Significant Unobservable Inputs (Level 3) Inputs
Investment securities available-for-sale
U.S. government	$28,370	$—	$28,370	$—
FNMA, GNMA, FHLMC mortgage-backed securities	210,920	—	210,920	—
Asset backed securities	19,405	—	19,405	—
Collateralized mortgage obligations	159,049	—	159,049	—
Corporate bonds	15,102	—	15,102	—
Equity securities	191	—	191	—

	$433,037	$—	$433,037	$—

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

	As of December 31, 2012
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1) Inputs	Quoted Prices for Similar Assets and Liabilities (Level 2) Inputs	Significant Unobservable Inputs (Level 3) Inputs
Investment securities available-for-sale
U.S. government	$25,149	$—	$25,149	$—
FNMA, GNMA, FHLMC mortgage-backed securities	122,175	—	122,175	—
Asset backed securities	16,687	—	16,687	—
Collateralized mortgage obligations	179,930	—	179,930	—
State, county and municipal	1,088	—	1,088	—
Corporate bonds	15,175	—	15,175	—
Equity securities	1,492	1,492	—	—

	$361,696	$1,492	$360,204	$—

Fair Value of Financial Instruments Measured on a Nonrecurring Basis

The following methods and assumptions were used by the Company in estimating the fair value of its financial assets on a nonrecurring basis:

Impaired Loans

Loans are considered impaired when it is determined to be probable that all amounts due under the contractual terms of the loans will not be collected when due. Loans considered individually impaired are evaluated and a specific allowance is established if required based on the underlying collateral value of the impaired loans or the estimated discounted cash flows for such loans. A specific allowance is required if the fair value of the expected repayments or the fair value of the collateral is less than the recorded investment in the loan. The Company records impaired loans as nonrecurring level 3.

Loans Held for Sale

Level 1 loans held for sale consist of conforming residential mortgage loans accounted for at lower of cost or market. Fair value is determined based upon pricing assigned on a loan-by-loan basis, at the time a loan is locked with the borrower, through correspondent relationships that the Company maintains in order to sell loans held for sale.

OREO

The fair value of OREO is determined when the asset is transferred to foreclosed assets. The assets are carried at the lower of the carrying value or fair value less estimated costs to sell. Fair value is based upon appraised values of the collateral or management’s estimation of the value of the collateral. Management requires a new appraisal at the time of foreclosure or repossession of the underlying collateral. Updated appraisals are obtained on at least an annual basis on all OREO and are considered to contain Level 3 inputs. Management has also determined, in some cases, that fair value of collateral is further impaired based upon real estate market trends and declining foreclosed property pricing. Therefore, all OREO is recorded as a nonrecurring Level 3 hierarchy.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

For assets and liabilities carried at fair value on a nonrecurring basis, the following table provides fair value information as of December 31, 2013 and 2012:

	As of December 31, 2013
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1) Inputs	Quoted Prices for Similar Assets and Liabilities (Level 2) Inputs	Significant Unobservable Inputs (Level 3) Inputs
Impaired loans	$1,690	$—	$—	$1,690
Loans held for sale	1,967	1,967	—	—
OREO	47,793	—	—	47,793

	As of December 31, 2012
Description	Fair Value	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1) Inputs	Quoted Prices for Similar Assets and Liabilities (Level 2) Inputs	Significant Unobservable Inputs (Level 3) Inputs
Impaired loans	$5,114	$—	$—	$5,114
Loans held for sale	24,146	24,146	—	—
OREO	122,826	—	—	122,826

The following table provides information describing the unobservable inputs used in Level 3 fair value measurements at December 31, 2013:

As of December 31, 2013
Financial Instrument	Fair Value	Valuation Technique	Unobservable Input	Range of Inputs
Impaired loans	$1,690	Discounted cash flow analysis and/or third party appraisal	1) Loss given default 2) Probability of default 3) Management discount for property type and recent market volatility	1) 20% – 50% 2) 19% – 50% 3) 0% – 90%

OREO	$47,793	Third party appraisal	Management discount for property type, recent market volatility and time on the market	0% – 40%

As of December 31, 2012
Financial Instrument	Fair Value	Valuation Technique	Unobservable Input	Range of Inputs
Impaired loans	$5,114	Discounted cash flow analysis and/or third party appraisal	1) Loss given default 2) Probability of default 3) Management discount for property type and recent market volatility	1) 1% – 14% 2) 10% – 15% 3) 0% – 54%
OREO	$122,826	Third party appraisal	Management discount for property type and recent market volatility	0% – 40%

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Fair Value of Financial Instruments

The following table includes the estimated fair value of the Company’s financial assets and financial liabilities. The methodologies for estimating the fair value of financial assets and financial liabilities measured on a recurring and nonrecurring basis are discussed above. The methodologies for estimating the fair value for other financial assets and financial liabilities are discussed below. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data in order to develop the estimates of fair value. Accordingly, the estimates presented below are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation techniques may have a material effect on the estimated fair value amounts at December 31, 2013 and December 31, 2012.

	2013		2012
	Carrying Value	Fair Value	Carrying Value	Fair Value
Cash and due from banks	$217,071	$217,071	$214,489	$214,489
Investment securities available-for-sale	433,037	433,037	361,696	361,696
Investment securities held-to-maturity	75,680	77,527	66,550	72,084
Loans held for sale	1,967	2,017	24,146	24,571
Originated loans, net	1,339,801	1,366,837	854,145	851,930
Acquired loans, net	392,301	392,301	528,350	528,350
FDIC loss share receivable	108,267	108,267	236,400	236,400
BOLI	58,999	58,999	57,561	57,561
FHLBA stock	6,785	6,785	7,981	7,981
Accrued interest receivable	6,914	6,914	6,092	6,092
Deposits	2,239,954	2,233,237	2,009,400	2,008,028
Other borrowings	95,183	97,831	111,806	114,359
Accrued interest payable	1,265	1,265	1,303	1,303

Cash and Due From Banks

The carrying amount approximates fair value for these instruments.

Loans Held For Sale

Loans held for sale are carried at the lower of cost or fair value. These loans currently consist of one-to-four family residential real estate loans originated for sale to qualified third parties. Fair value is based upon the contractual price to be received from these third parties, which may be different than cost (Level 2).

Originated Loans

Fair values are estimated for portfolios of loans with similar financial characteristics if collateral-dependent. Loans are segregated by type. The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect observable market information incorporating the credit, liquidity, yield and other risks inherent in the loan. The estimate of maturity is based upon the Company’s historical experience with repayments for each loan classification, modified, as required, by an estimate of the effect of the current economic and lending conditions.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Fair value for significant non-performing loans is generally based upon recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

Acquired Loans

Fair values for acquired loans are valued based upon a discounted expected cash flow methodology that considers various factors including the type of loan and related collateral, credit quality, fixed or variable interest rate, term of loan and whether or not the loan was amortizing and a discount rate reflecting the Company’s assessment of risk inherent in the cash flow estimates. Acquired loans are grouped together according to common risk characteristics and are evaluated in aggregated pools when applying various valuation techniques. The Company estimated the gross cash flows expected to be collected on these loans based upon the expected remaining life of the underlying loans, which includes the effects of estimated prepayments. The carrying amounts of acquired loans approximate fair value.

FDIC Loss Share Receivable

The fair value of the FDIC loss share receivable is estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. The cash flows are discounted to reflect the uncertainty of the time of receipt of the loss-sharing reimbursements from the FDIC. The carrying amount of the FDIC loss share receivable approximates fair value.

FHLBA

FHLBA stock is carried at its original cost basis, as cost approximates fair value and there is no ready market for such investments.

Deposits

The fair value of deposits with no stated maturity, such as noninterest-bearing demand deposits, savings and money market and checking accounts, is equal to the amount payable on demand. The fair value of time deposits is based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

Other Borrowings

The fair value of the Company’s FHLBA advances is estimated based upon the discounted value of contractual cash flows. The fair value of securities sold under agreements to repurchase approximates the carrying amount because of the short maturity of these borrowings. The discount rate is estimated using rates quoted for the same or similar issues or the current rates offered to the Company for debt of the same remaining maturities.

Commitments and Contingencies

For off-balance sheets commitments and contingencies, carrying amounts are reasonable estimates of the fair values for such financial instruments. Carrying amounts include unamortized fee income and, in some cases, reserves for any credit losses from those financial instruments. These amounts are not material to the Company’s financial position.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

13.	Employee Benefit Plans

The Company sponsors a defined contribution 401(k) profit sharing plan which covers substantially all employees. This plan is qualified under the Internal Revenue Code and employees are eligible to participate in the 401(k) profit sharing plan after 3 months of service through deferral of portions of their salary. Based upon the employee’s contribution, the Company matches up to 50 percent of the employee contribution up to 6 percent. The Company contributions to the 401(k) profit sharing plan are at the discretion of the Board of Directors. The Company made matching contributions of $454 and $328 during 2013 and 2012, respectively.

The Company also maintains an unfunded, noncontributory, nonqualified SERP that covers key executives of the Company. The plan provides defined benefits based upon a fixed payment schedule. The Company expensed $490 and $645 during 2013 and 2012 for the accrual of the retirement benefits, respectively.

14.	Noninterest Expense

Other noninterest expense for the years ended December 31, 2013 and 2012 included the following:

	2013	2012
Technology and data processing	$7,896	$7,971
Legal and professional services	3,988	5,017
Printing and supplies	827	1,083
Advertising	1,355	2,510
Insurance expense	1,155	1,124
Postage	594	886
FDIC deposit insurance expense	2,193	1,909
Other	4,304	5,347

Total other noninterest expense	$22,312	$25,847

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

15.	Accumulated Other Comprehensive Income (AOCI)

In addition to presenting the Consolidated Statements of Comprehensive Income herein, the following table shows the tax effects allocated to each component of AOCI for the years ended December 31, 2013 and 2012:

	December 31, 2013			December 31, 2012
	Before-Tax Amount	Tax	Net-of-Tax Amount	Before-Tax Amount	Tax	Net-of-Tax Amount
AOCI, beginning balance	$11,074	$(3,876)	$7,198	10,675	$(3,628)	$7,047
Unrealized gains / (losses) on securities:
Net unrealized gains / (losses) arising during the period	(7,257)	2,566	(4,691)	2,007	(783)	1,224
Less: reclassification adjustment for gains included in net income	(2,532)	861	(1,671)	(1,440)	490	(950)
Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity	(191)	65	(126)	(168)	45	(123)

AOCI, ending balance	1,094	(384)	710	11,074	(3,876)	7,198

Reclassifications out of AOCI consisted of the following:

			Affected line item in the
Details about components of	December 31		Consolidated Financial
AOCI	2013	2012	Statements
Realized gains on AFS securities:	$(2,532)	$(1,440)	Securities gains
	861	490	Income tax

	$(1,671)	$(950)

Amortization of unrealized gains on investment securities transferred from available-for-sale to held-to-maturity:	$(191)	$(168)	Investment securities available-for-sale
	65	45	Income tax

	$(126)	$(123)

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

16.	Income Taxes

At December 31, 2013 and 2012, the income tax expense and benefit consisted of the following components:

	2013	2012
Current tax expense (benefit)
Federal	$21,636	$(6,739)
State	(519)	—

Total current tax expense (benefit)	21,117	(6,739)

Deferred tax expense (benefit)
Federal	(17,167)	7,764
State	(138)	(1,128)

Total deferred tax expense (benefit)	(17,305)	6,636

Total income tax expense (benefit)	$3,812	$(103)

The Company’s effective tax rate for the years ended December 31, 2013 and 2012 was 22.42% and -0.83%, respectively which differed from the statutory rate of 35% and 35%, respectively, primarily as a result of the nontaxable bargain purchase gain and state income tax benefit.

The difference between the federal income tax rates, applied to income before income taxes and the effective rates were due to the following:

	2013	2012
Income taxes at statutory rates (35% and 35%, respectively)	$5,951	$4,512
Increase (reduction) in income taxes resulting from
Nontaxable income on loans and investments, net of nondeductible expenses	(593)	(578)
Gain on acquisition	—	(2,547)
State income taxes, net of federal benefit	(427)	(734)
Tax exempt income – BOLI	(1,063)	(595)
Tax credits	(166)	(166)
Meals and entertainment	36	29
Other, net	74	(24)

Total income tax expense (benefit)	$3,812	$(103)

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

The major components of the temporary differences that give rise to deferred tax assets and liabilities at December 31, 2013 and 2012 were as follows:

	2013	2012
Deferred tax assets:
Covered assets	$32,803	$241,925
Goodwill	5,098	5,017
FDIC clawback liability	10,458	10,131
State carryforwards	226	2,000
Stock -based compensation	4,564	3,203
Allowance for loan loss	7,177	4,587
Nonaccrual loan interest	7,416
Other	4,138	3,028

Total deferred tax asset	71,880	269,891

Deferred tax liabilities:
Acquired subsidiary assets	—	(5,495)
FDIC Loss Share Receivable	(42,116)	(245,652)
Deposit premiums	(2,477)	(4,179)
Available-for-sale securities	(382)	(3,876)
Tax gain on acquisitions	(7,324)	(9,839)
Other	(6,454)	(8,787)

Total deferred tax (liability)	(58,753)	(277,828)

Net deferred tax asset (liability)	$13,127	$(7,937)

The Company has state tax credit carryforwards of $347 which expire in 2018.

At December 31, 2013 and 2012, the Company had no unrecognized tax benefits recorded. The Company does not expect the total amount of unrecognized tax benefits to significantly increase within the next twelve months.

The Company did not have any amounts accrued for interest and penalties at December 31, 2013 and 2012.

The Company and its subsidiaries are subject to U.S. federal income tax as well as state and local tax in several jurisdictions. Tax years since inception are still open to examinations by taxing authorities.

17.	Transactions with Related Persons

In the ordinary course of business, loans may be made to officers, directors and affiliated companies at substantially the same terms as comparable transactions with other borrowers. At December 31, 2013 and 2012, related party loans were approximately $2,317 and $2,379, respectively. Repayments of loans made by the related parties were $62 and $58 for the years ended December 31, 2013 and 2012, respectively.

The Company held deposits of $1,974 and $1,241 from key officers, directors and affiliated companies at December 31, 2013 and 2012, respectively.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

18.	Regulatory Requirements and Other Restrictions

The Company (on a consolidated basis) and CSB are subject to various regulatory capital requirements administered by federal and state banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet minimum capital requirements results in certain discretionary and required actions by regulators that could have an effect on the Company’s operations.

Quantitative measures established by regulation to ensure capital adequacy require the Company and CSB to maintain minimum amounts and ratios (as defined by regulations and set forth in the table below) of Total and Tier 1 capital to risk-weighted assets and to average assets, respectively. Management believes, as of December 31, 2013, the Company and CSB meet all capital adequacy requirements to which it is subject. At December 31, 2013 and 2012, regulatory notifications categorized CSB as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Company and CSB must maintain minimum Total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There have been no conditions or events that would affect the Company’s and CSB’s well-capitalized status.

	As of December 31, 2013
	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets
Consolidated	$426,773	22.42%	$152,284	8.00%	N/A	N/A
CSB	$359,517	18.89%	$152,261	8.00%	$190,326	10.00%

Tier 1 capital to risk-weighted assets
Consolidated	$402,819	21.16%	$76,142	4.00%	N/A	N/A
CSB	$335,566	17.63%	$76,131	4.00%	$114,196	6.00%

Tier 1 capital to average assets
Consolidated	$402,819	14.71%	$109,568	4.00%	N/A	N/A
CSB	$335,566	12.25%	$109,568	4.00%	$136,960	5.00%

	As of December 31, 2012
	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital to risk-weighted assets
Consolidated	$405,621	29.02%	$111,791	8.00%	N/A	N/A
CSB	$337,978	24.19%	$111,807	8.00%	$139,738	10.00%

Tier 1 capital to risk-weighted assets
Consolidated	$387,677	27.74%	$55,895	4.00%	N/A	N/A
CSB	$320,036	22.90%	$55,904	4.00%	$83,843	6.00%

Tier 1 capital to average assets
Consolidated	$387,677	15.31%	$101,273	4.00%	N/A	N/A
CSB	$320,036	12.64%	$101,273	4.00%	$126,591	5.00%

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

As a condition to the Department of Banking and Finance of the State of Georgia’s approval of CSB’s Article of Incorporation, CSB must maintain a Tier 1 capital to average assets of not less than 10 percent, a total capital to risk-weighted assets of not less than 12 percent and a Prompt Corrective Action category rating, as defined by regulators, of “Well Capitalized” for the later of the first three years of operations or until cumulative profitability is achieved. CSB is also required to comply with the provisions of the FDIC’s Statement of Policy on Qualifications for Failed Bank Acquisitions that requires CSB to maintain Tier 1 capital to average assets of at least 10 percent throughout the first three years following the commencement of banking operations.

The Company and CSB are subject to various requirements imposed by state and federal banking statutes and regulations, including regulations requiring the maintenance of noninterest-bearing reserve balances at the Federal Reserve Bank. Banks are allowed to reduce the required balances by the amount of vault cash. As of December 31, 2013 and 2012, the requirement for the Company was $6,736 and $19,128, respectively.

19.	Stock-Based Compensation

The Company has a nonqualified stock option plan for certain key officers/employees and nonemployee directors. The 2010 Long-Term Incentive Plan provides stock awards up to 4,135,582 common shares of the Company and as of December 31, 2013 and 2012, there were 1,034,764 and 1,171,034 shares available for future grants under this plan, respectively. The Company initially had two types of options that were granted under this plan. The first set of granted options (“Type A”) were to certain key officers and nonemployee directors and vest monthly at a rate of 25% per year, except that key officers do not begin vesting until they have completed one year of service, at which time they immediately become 25% vested. Each option remains outstanding for 10 years after the initial grant date. There were 290,388 options granted during 2013 and no options granted in 2012 under this plan. The second set of granted options (“Type B”), were to certain key employees and the vesting of these options would depend on the performance of the Company’s equity at the end of the vesting performance period, which is measured at September 17, 2015 or a liquidity event, whichever is earlier. There were 92,500 options granted during 2013 and no options granted in 2012 under this plan. During 2013, there were 76,618 forfeited Type A options and 170,000 forfeited Type B options and during 2012, there were 130,000 forfeited Type B options.

Under a Board of Directors resolution, all options granted as Type B were converted to Type A in August of 2013 with credit given for time served to the 18 employees affected. As a result of this modification, the Company had to determine the additional incremental cost for the converted options in order to recognize this cost over the remaining vesting term of the options. This incremental value for the 1,534,000 options that were converted was $1,078 and will be recognized over the remaining vesting term, which was extended from 4 to 6 years for certain officers.

Annual stock option awards are recognized over the vesting period and reflected as salaries and employee benefits within the Consolidated Statements of Income, which was $3,497 and $3,252 for the years ending December 31, 2013 and 2012, respectively. Total unrecognized salaries and employee benefit expense related to nonvested share-based compensation was $3,517 and $4,680 at December 31, 2013 and 2012, respectively, and is expected to all be recognized by December 11, 2017 with a weighted-average period of 2.46 years.

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

Activity in the stock option plan for the years ended December 31, 2013 and 2012 is summarized as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding – January 1, 2012	3,094,548	$10.09	8.57
Granted	—	—	—
Exercised	—	—	—
Forfeited	(130,000)	10.25	—

Outstanding – December 31, 2012	2,964,548	10.07	7.03
Granted	382,888	11.00	—
Exercised	—	—	—
Forfeited	(246,618)	10.50	—

Outstanding – December 31, 2013	3,100,818	$10.15	5.77

The following table presents information on stock options that were excercisable as of December 31, 2013 and 2012:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
December 31, 2013	2,317,375	$10.04	6.33
December 31, 2012	1,427,500	$10.04	7.26

The Company has utilized the Black-Scholes valuation method to determine the fair value of its stock options for Type A. The valuation method require the use of the following assumptions: the stock price as of the grant date, the expected dividend yield and the expected stock price volatility based upon the historical volatility for a group of comparable publicly-traded companies as defined by the Company. Also, for a period approximating the expected life of the options, the risk-free rate based upon the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the options and the expected option life presented by the period of time the options are expected to be outstanding is based upon historical trends.

The estimated fair value of the options granted, as well as the weighted average and ranged assumptions used in the computations are as follows:

Type A
Fair value of options granted	$2.93 - $4.33
Expected dividend yield	—
Expected volatility	32% - 40%
Risk-free interest rate	0.83% - 0.99%
Expected life (in years)	4.0 - 6.1

Community & Southern Holdings, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

(In thousands of dollars, except share data)

20.	Commitments and Contingencies

In order to meet the financing needs of its customers, the Company has financial instruments with off-balance sheet risk. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve elements of credit, interest rate and/or liquidity risk.

Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. Established credit standards control the credit-risk exposure associated with these commitments. The amount of collateral obtained, if deemed necessary upon extension of credit, is determined on a case by case basis by management through credit evaluation of the customer.

Standby letters of credit are commitments guaranteeing performance of a customer to a third party. These guarantees are issued primarily to support public and private borrowing arrangements. In order to minimize its exposure, the Company credit policies govern the issuance of standby letters of credit.

At December 31, 2013 and 2012, the Company had unused loan commitments and standby letters of credit amounting to the following:

	As of December 31, 2013			As of December 31, 2012
	Fixed Rate	Variable Rate	Total	Fixed Rate	Variable Rate	Total
Unused loan commitments	$22,405	$439,703	$462,108	$104,004	$308,037	$412,041
Standby letters of credit	3,664	23,937	27,601	3,650	2,260	5,910

	$26,069	$463,640	$489,709	$107,654	$310,297	$417,951

The Company, on a case-by-case basis, establishes reserves for those legal claims in which it is probable that a loss will be incurred and the amount of such loss can be reasonably estimated. Based on current knowledge, management does not believe that loss contingencies, if any, arising from pending litigation and regulatory matters will have a material adverse effect on the consolidated financial position, results or liquidity of the Company.

21.	Subsequent Events

Management has evaluated the effects of subsequent events that have occurred after December 31, 2013 and through March 25, 2014, the date the financial statements were issued. During this period, management has determined that no events occurred that require disclosure.